Exhibit 4.4

Execution Version

Amended and Restated Sequel Shareholders Agreement

Dated 30 June, 2011

Sequel Limited

Telstra Holdings Pty Ltd

The parties listed in part A and G of schedule 1.1B

The parties listed in part B and H of schedule 1.1B

The parties listed in part C of schedule 1.1B

The parties listed in part D of schedule 1.1B

The parties listed in part E of schedule 1.1B

The parties listed in part F of schedule 1.1B

Amended and Restated Sequel Shareholders Agreement

Contents

Details		1

General terms		4
1	Interpretation	4

1.1	Definitions	4
1.2	Interpretation	4
2	Relationship of Parties	4
3	Liability and representatives	4
4	The Business of the Company	5

4.1	Conduct of the Business	5
4.2	CEO and other senior officers	5
4.3	Bank account signatories	5
4.4	Principal executive office	6
4.5	Financial year	6
5	The Board and Board committees	6

5.1	Giving effect to agreement	6
5.2	Initial Board composition	6
5.3	Telstra Directors	7
5.4	Andy/Peter Directors	7
5.5	Norman Directors	7
5.6	Shareholder appointments	7
5.7	Chairman	8
5.8	Board Meetings	8
5.9	Quorum for Board meetings	9
5.10	Voting rights at Board level	9
5.11	Medium of Board meetings	10
5.12	Responsibility of the Board and decision making	10
5.13	Supervisors	10
5.14	Committees of Directors	11
5.15	Loss of Director appointment rights	12
6	[Reserved]	12
7	Special Majority Shareholder Resolutions	12
8	Plans and financial Information	12

8.1	Information to be prepared	12
8.2	Information required by the Telstra Shareholder Group	13
8.3	Approval of Budget and/or Business Plans	13
8.4	Restructure	14

Amended and Restated Sequel Shareholders Agreement	1

9	Distribution policy	14
10	Transfers of Shares	15

10.1	Transfers of Shares	15
10.2	Transfers to Wholly Owned Companies and Family Members	15
10.3	Other permitted Transfers	16
10.4	Transfers to Controlled Entities	16
10.5	Assignment of certain economic interests in the Shares	17
10.6	Right of First Refusal	17
10.7	Option of Remaining Shareholders	17
10.8	Consequences of Transfer Notice	18
10.9	Completion of transfer	18
10.10	Invitation to Tag Along	19
10.11	Exercise of Tag Along Option	20
10.12	Drag Along Notice	20
10.13	Effect of Drag Along Notice	21
10.14	Power of attorney	21
10.15	Failure to complete sale	21
11	Default	22

11.1	Events of Default	22
11.2	Notification of Default	22
11.3	Default Notice	22
11.4	Completion of Transfer	23
11.5	Period between Default Notice and Transfer	24
11.6	Failure to complete Transfer	24
12	Insolvency Event	24

12.1	Insolvency Event	24
12.2	Insolvency Notice	24
12.3	Completion of Transfer	25
12.4	Period between Insolvency Notice and transfer	26
13	Terms and consequences of Transfers of Shares	26

13.1	Transfer terms	26
13.2	Registration	26
13.3	Waiver of pre-emption rights	26
13.4	Further assurance	26
13.5	Return of documents, etc.	26
13.6	Loans, borrowings, guarantees and indemnities	27
13.7	Assumption of obligations	27
13.8	Removal of appointees	28
13.9	Power of Attorney	28
13.10	Change of name	29
14	[Reserved]	29
15	Licence Companies	29

15.1	General prohibition	29
15.2	Licence Company Owners	30
15.3	Right to acquire interests	30

Amended and Restated Sequel Shareholders Agreement	2

16	Circular 75	33

16.1	Circular 75 undertaking	33
16.2	Indemnity	33
17	[Reserved]	33
18	[Reserved]	34
19	Compliance	34
20	Employee compensation	34

20.1	Equity incentive schemes	34
20.2	General incentive schemes	35
21	IPO	35

21.1	IPO	35
21.2	Implementation	36
21.3	Effect upon IPO	37
22	Competition with the Business	37

22.1	Non-compete for all Parties	37
22.2	Cessation of non-compete	38
22.3	Exceptions	38
22.4	Right of first refusal	38
22.5	Non solicitation prohibitions	39
22.6	SouFun general exception	39
22.7	Orchid Entities exception	39
22.8	Acknowledgment	40
22.9	Severance	40
22.10	Definitions	40
23	Information, insurance, records licences	40

23.1	Rights to information	40
23.2	Distribution of information by Directors and Shareholders	41
23.3	Obligation to keep confidential	41
23.4	lnsurance	41
23.5	Records and licences	42
24	Condition precedent, duration and termination	42

24.1	[Reserved]	42
24.2	Term	42
24.3	Surviving clauses	42
25	Public announcements	43

25.1	Shareholder approval	43
25.2	Oral statements	43
26	Confidentiality	43

26.1	Confidentiality	43
26.2	Damages not an adequate remedy	45
26.3	Survival	45

Amended and Restated Sequel Shareholders Agreement	3

27	Whole agreement and remedies	45

27.1	Whole agreement	45
27.2	Legal advice	45
28	General	45

28.1	Warranties	45
28.2	Conflict with the Articles	46
28.3	Release etc.	46
28.4	Waiver	46
28.5	Variation	46
28.6	No Assignment	46
28.7	Time of the essence	46
28.8	Further assurance	47
28.9	Invalidity	47
28.10	Counterparts	47
28.11	Costs	47
29	Notices	47

29.1	Notices	47
29.2	Service of process	49
30	Settlement of Disputes	50

30.1	Reasonable endeavours	50
30.2	Meeting	50
30.3	Reference to arbitration	51
30.4	Arbitration rules	51
30.5	Language of proceedings	51
30.6	Place of arbitration	51
30.7	Constitution of the arbitral tribunal	51
30.8	Qualifications of arbitrators	52
30.9	Arbitration award to be final and binding	52
30.10	Enforcement of arbitration awards	52
31	Governing law and submission jurisdiction	52

31.1	Governing Law	52
31.2	Submission to Jurisdiction	52
32	Authority to deliver	52
33	Guarantee and undertaking by Controllers	53

33.1	General prohibition	53
33.2	Guarantee by Controllers	53
34	Maximum liability of each Orchid Entity	53

Schedule Recital C - Issued Share capital of the Company		54

Schedule 1 - Interpretation		55

Part A - Definitions		55

Part B - Interpretation		67

Schedule 1.1A - “Accession Agreement”		69

Schedule 1.1B - Parties		75

Amended and Restated Sequel Shareholders Agreement	4

Part A - Andy/Peter Shareholder	75

Part B - Norman Shareholders	75

Part C - Licence Company Owners	76

Part D - Controllers	76

Part E - Poptop Permitted Transferees	77

Part F - Lansong & Li Permitted Transferees	79

Part G - Poptop BVI Companies	79

Part H - Lansong & Li BVI Companies	80

Schedule 1.1C - “Budget”	81

Schedule 1.1D - “Business Plan”	83

Schedule 1.1E - “Fair Value”	84

Schedule 1.1F - “Structure Contracts”	87

Schedule 3 - Liability and Representatives	90

Schedule 4.2(c) - CEO	97

Schedule 5.12(b) - Matters requiring a Unanimous Directors Resolution	98

Schedule 5.14(b) - Board Committees	99

Schedule 7 - Matters requiring a Special Majority Shareholders Resolution	106

Schedule 21.2(a)(ii) - Terms of proxy voting rights	108

Signing page	110

Amended and Restated Sequel Shareholders Agreement	5

Amended and Restated Sequel Shareholders Agreement

Details

Parties	Company, Telstra, Andy/Peter Shareholders, Norman Shareholders, Licence Company Owners, Controllers, Poptop Permitted Transferees and Lansong & Li Permitted Transferees
Company	Name	Sequel Limited

	Incorporated in	Cayman Islands
Telstra	Name	Telstra Holdings Pty Ltd

	Incorporated in	Australia

	ACN	057 808 938
Andy/Peter Shareholders	Name	The persons listed in part A and G of schedule 1.1B

	Address	As set out in part A and G of schedule 1.1B.

	Fax	As set out in part A and G of schedule 1.1B.
Norman Shareholders	Name	The persons listed in part B and H of schedule 1.1B

	Address	As set out in part B and H of schedule 1.1B.

	Fax	As set out in part B and H of schedule 1.1B.
Licence Company Owners	Name	The persons listed in part C of schedule 1.1B

	Address	As set out in part C of schedule 1.1B.

	Fax	As set out in part C of schedule 1.1B.
Controllers	Name	The persons listed in part D of schedule 1.1B

	Address	As set out in part D of schedule 1.1B.

	Fax	As set out in part D of schedule 1.1B.
Poptop Permitted Transferees	Name	The persons listed in part E of schedule 1.1B

	Address	As set out in part E of schedule 1.1B.

	Fax	As set out in part E of schedule 1.1B.

Amended and Restated Sequel Shareholders Agreement	1

Lansong & Li Permitted Transferees	Name	The persons listed in part F of schedule 1.1B

	Address	As set out in part F of schedule 1.1B.

	Fax	As set out in part F of schedule 1.1B.

Recitals	A	The Company, Telstra and the persons set out in part A of Schedule 1.1B entered into the Andy/Peter Share Purchase Agreement dated on or around 27 June 2008 pursuant to which the Company acquired the entire issued share capital of the Andy Company and the Peter Company.

	B	The Company, Telstra and the persons set out in part B of Schedule 1.1B entered into the Norman Share Purchase Agreement dated on or around 27 June 2008 pursuant to which the Company acquired the entire issued share capital of the Norman Company.

	C	Immediately following Completion, the issued share capital of the Company was held as set out in schedule Recital C, after considering the effect of 1:100 share split effective on May 3, 2011.

	D	The Parties other than the persons listed in Part G and H of Schedule 1.1B entered into a Sequel Shareholders Agreement dated 27 June 2008 (hereinafter the “2008 Sequel Shareholders Agreement”) to regulate the management and control of the Group and the future integration and restructure plans for the Group.

	E	The Parties has agreed to reorganize the Company such that Andy Group will remain a wholly owned subsidiary of the Company and Peter Group and Norman Group will become the wholly owned subsidiaries of Sequel Media Inc., a Cayman Island Company with shareholders being the same shareholders of the Company.

	F	The Parties agree Poptop Limited, as a party to the 2008 Sequel Shareholders Agreement, to transfer its Shares to persons listed in Part G of Schedule 1.1B. Both Poptop Limited and the persons listed in Part G of Schedule 1.1B agree to be bound by this agreement.

	G	The Parties agree Lansong & Li Limited, as a party to the 2008 Sequel Shareholders Agreement, to transfer its Shares to persons listed in Part H of Schedule 1.1B. Both Lansong & Li Limited and the persons listed in Part H of Schedule 1.1B agree to be bound by this agreement.

Amended and Restated Sequel Shareholders Agreement	2

	H	The Parties agree to separately enter into a Sequel Media Shareholders Agreement and amend and restate the 2008 Sequel Shareholders Agreement (hereinafter the “Amended and Restated Sequel Shareholders Agreement”) as set forth herein.

Governing law	Hong Kong

Date of agreement	See Signing page

Amended and Restated Sequel Shareholders Agreement	3

Amended and Restated Sequel Shareholders Agreement

General terms

1	Interpretation

In this agreement, unless the context otherwise requires, the provisions in this clause 1 apply.

1.1	Definitions

In this agreement, unless the context otherwise requires, the capitalised and other terms used in this agreement shall have the meanings given to them in part A of schedule 1.1.

1.2	Interpretation

In this agreement, unless the context otherwise requires, the rules of interpretation set out in part B of schedule 1.1 shall apply.

2	Relationship of Parties

This agreement is an arrangement between Shareholders in the Company only and does not:

(a)	create a relationship of employment, trust, agency or partnership between the Parties;

(b)	create a relationship of partnership among the members of the Telstra Shareholder Group; or

(c)	create a relationship of partnership among the members of the Andy/Peter Shareholder Group; or

(d)	create a relationship of partnership among the members of the Norman Shareholder Group,

and shall be construed accordingly.

3	Liability and representatives

(a)	Except as expressly provided in clauses 10, 11, 12, 13 and 15 of this agreement a member of a Shareholder Group must exercise its rights under this agreement jointly with the other members of that member’s Shareholder Group as a group and each member of a Shareholder Group shall be jointly and severally liable for all obligations or liabilities of the other members of that member’s Shareholder Group arising under this agreement.

Amended and Restated Sequel Shareholders Agreement	4

(b)	The Parties agree to give full effect to the provisions set out in schedule 3, including in relation to the constitution and operation of the Shareholder Groups and the appointment and responsibility of Representatives.

4	The Business of the Company

4.1	Conduct of the Business

The Shareholders agree that their respective rights in the Company and the Group shall be regulated by this agreement and the Articles. The Shareholders and the Company agree to be bound by and comply with the provisions of this agreement and the Articles. Subject to applicable laws and the Articles, the Shareholders shall:

(a)	promote the best interests of the Company;

(b)	ensure that the Company performs and complies with all relevant laws and regulations and all of its obligations under this agreement and the Articles; and

(c)	ensure that the business of the Group is conducted in accordance with sound and good business practice and the highest ethical standards and in accordance with the Business Plan.

4.2	CEO and other senior officers

(a)	The Board may appoint, remove and replace the CEO, and CFO.

(b)	The CEO and CFO are to be appointed on the terms and conditions approved by the Board.

(c)	The CEO immediately following Completion will be as set out in schedule 4.2(c).

4.3	Bank account signatories

The Parties agree to procure that, save as specified in the Andy/Peter Share Purchase Agreement (in respect of the Andy Group and the Peter Group) and the Norman Share Purchase Agreement (in respect of the Norman Group), all bank accounts for the Group Companies and the Licence Companies are set up to require joint signatories in order to operate those accounts, one signatory being one of a group of permitted signatories nominated by the Board of the Company and one signatory being one of a group of permitted signatories nominated by the Andy/Peter Shareholder Group . The Andy/Peter Shareholder Group and the Norman Shareholder Group may from time to time designate one or more accounts which shall be operated solely by designees of the Andy/Peter Shareholder Group and the Norman Shareholder Group (respectively) and into which adequate amounts will be transferred each month based on the monthly operating budget for that month for day to day expenditure as determined by the Board. Copies of all bank account details for such bank accounts will promptly upon receipt be provided to the CFO or his designee.

Amended and Restated Sequel Shareholders Agreement	5

4.4	Principal executive office

The initial principal executive office of the Company is situated at Level 24, Unit 26-32 China World Tower 1, No 1 Jianguomenwai, Beijing 100004, People’s Republic of China.

4.5	Financial year

The financial year of the Company and each Group Company shall commence on 1 January of a calendar year and end on 31 December of that calendar year.

5	The Board and Board committees

5.1	Giving effect to agreement

The Parties shall:

(a)	vote their Shares and use reasonable efforts to cause their Affiliates to vote their Shares;

(b)	direct and use reasonable efforts to cause their nominee directors (including their nominee directors who are authorised directors) to vote (or, where applicable, not vote) and to take all actions, and refrain from taking all actions, necessary or desirable to give effect to this agreement;

(c)	apply for and assist in applying for any necessary regulatory consents and approvals;

(d)	promptly cause the removal of their nominated directors to the extent that they fail to give effect to their directions under this agreement;

(e)	call, attend and vote at Shareholder or Board meetings, including voting against any resolution of the Board which is not supported by the required nominees of the Parties under this agreement for that resolution; and

(f)	do or refrain from doing all such other acts,

as may be necessary or desirable to ensure that the Board is composed and operated as set out in this clause 5, including the appointment of the Directors nominated by the Shareholder Groups as set out in clauses 5.2 to 5.5, and to give full effect to the provisions and intent of this agreement and the other Transaction Documents.

Amended and Restated Sequel Shareholders Agreement	6

5.2	Initial Board composition

Immediately following Completion, the Board shall comprise the Directors set out below:

Name	Appointor
Tarek Robbiati (Chairman)	Telstra Shareholder Group
John Stanhope	Telstra Shareholder Group
Ming Chau Hong	Telstra Shareholder Group
(Li Xiang)	Andy/Peter Shareholder Group
(Qin Zhi)	Andy/Peter Shareholder Group
(Lan Jiang)	Norman Shareholder Group
(Song Gang)	Norman Shareholder Group

5.3	Telstra Directors

(a)	The Telstra Shareholder Group may appoint from time to time up to 5 persons as Telstra Directors.

(b)	Any Telstra Director may be removed by the Telstra Shareholder Group in accordance with the Articles. The Telstra Shareholder Group may appoint any person as a Telstra Director in place of any Telstra Director who vacates his or her office.

5.4	Andy/Peter Directors

(a)	The Andy/Peter Shareholder Group may from time to time appoint up to 2 persons as Andy/Peter Directors.

(b)	Any Andy/Peter Director may be removed by the Andy/Peter Shareholder Group in accordance with the Articles. The Andy/Peter Shareholder Group may appoint any person as an Andy/Peter Director in place of any Andy/Peter Director who vacates his or her office.

5.5	Norman Directors

(a)	The Norman Shareholder Group may appoint up to 2 persons as Norman Directors.

(b)	Any Norman Director may be removed by the Norman Shareholder Group in accordance with the Articles. The Norman Shareholder Group may appoint any person as a Norman Director in place of any Norman Director who vacates his or her office.

5.6	Shareholder appointments

(a)	A Shareholder Group which wishes to make an appointment of a Director in accordance with this agreement shall take reasonable steps to ensure that its nominee is able to perform his duties competently.

Amended and Restated Sequel Shareholders Agreement	7

(b)	A Shareholder Group which wishes to make an appointment of a Director in accordance with this agreement after the commencement of this agreement shall give notice to the Representatives of other Shareholder Groups which is reasonable in light of the circumstances, of the name, qualifications and experience of its nominee and intended date of appointment.

5.7	Chairman

(a)	The Chairman is Tarek Robbiati. Each subsequent Chairman shall be appointed by the Board by Ordinary Directors’ Resolution from time to time.

(b)	If the Chairman or his duly appointed proxy is not present at any Board meeting, the Directors present may appoint any one of their number to act as chairman for the purpose of that meeting.

(c)	The Chairman shall have a vote as a Director but shall not have a casting vote.

5.8	Board Meetings

(a)	Unless otherwise resolved by the Board by Ordinary Directors’ Resolution for a particular meeting, Board meetings shall be held in Hong Kong.

(b)	The Directors must meet at least once every 3 months.

(c)	Additional Board meetings to those convened every 3 months under the preceding clause may be convened by any Director acting in good faith and with reasonable grounds.

(d)	Except where circumstances justify shorter notice or where a majority of Directors agree to shorter notice, at least:

(i)	1 week’s written notice shall be given to each of the Directors of all Board meetings convened under clause 5.8(b); and

(ii)	10 days’ written notice shall be given to each of the Directors of all Board meetings convened under clause 5.8(c).

(e)	Where practicable, no later than 3 Business Days before the scheduled date of a Board meeting, a further notice shall be given to the Directors which shall:

(i)	specify a reasonably detailed agenda;

(ii)	be accompanied by any relevant papers; and

(iii)	be sent by courier, facsimile or electronic transmission if sent to an address outside Hong Kong.

(f)	Board meetings shall be chaired by the Chairman or his proxy duly appointed in accordance with the Articles.

Amended and Restated Sequel Shareholders Agreement	8

5.9	Quorum for Board meetings

(a)	The quorum at a Board meeting shall be 1 Telstra Director, 1 Andy/Peter Director and 1 Norman Director (or any of their respective proxies duly appointed in accordance with the Articles) present at the time when the relevant business is transacted.

(b)	If a quorum is not present within half an hour of the time appointed for the meeting or ceases to be present, unless waived by at least 1 Telstra Director, 1 Andy/Peter Director and 1 Norman Director, the Director(s) present shall adjourn the meeting to the same place and time 5 Business Days after the original date. If at that reconvened meeting a quorum is still not present within an hour of the time appointed for the adjourned meeting, unless waived by at least 1 Telstra Director, 1 Andy/Peter Director and 1 Norman Director, the Director(s) present shall adjourn the meeting to the same place and time 2 Business Days after the date of the second adjourned meeting. If at the third meeting a quorum is not present within an hour of the time appointed for that meeting, the quorum shall be deemed to be satisfied by any 3 Directors then present at the meeting.

(c)	Each Shareholder Group shall use its reasonable endeavours to ensure that at least 1 Director appointed by that Shareholder Group attends Board meetings.

5.10	Voting rights at Board level

(a)	The Telstra Directors present at any Board meeting may collectively exercise the number of votes equal to the number of Shares held by the Telstra Shareholder Group at that time, and if there is more than 1 Telstra Director present at any Board meeting, then the number of votes exercisable by each Telstra Director that is present is equal to the aggregate number of votes exercisable by all Telstra Directors divided by the number of Telstra Directors present at the meeting.

(b)	The Andy/Peter Directors present at any Board meeting may collectively exercise the number of votes equal to the number of Shares held by the Andy/Peter Shareholder Group at that time, and if there is more than 1 Andy/Peter Director present at any Board meeting, then the number of votes exercisable by each Andy/Peter Director that is present is equal to the aggregate number of votes exercisable by all Andy/Peter Directors divided by the number of Andy/Peter Directors present at the meeting.

(c)	The Norman Directors present at any Board meeting may collectively exercise the number of votes equal to the number of Shares held by the Norman Shareholder Group at that time, and if there is more than 1 Norman Director present at any Board meeting, then the number of votes exercisable by each Norman Director that is present is equal to the aggregate number of votes exercisable by all Norman Directors divided by the number of Norman Directors present at the meeting.

Amended and Restated Sequel Shareholders Agreement	9

5.11	Medium of Board meetings

Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and for the purpose of counting a quorum such participation shall constitute presence at a meeting as if those participating were present in person.

5.12	Responsibility of the Board and decision making

(a)	The Board is responsible for the overall direction and management of the Company, each Group Company and through the Structure Contracts, each Licence Company and the formulation of the policies to be applied to the Company, each Group Company, through the Structure Contracts, each Licence Company and the Business.

(b)	Each of the matters listed in schedule 5.12(b) requires a Unanimous Directors’ Resolution. Except for those matters that require a Unanimous Directors’ Resolution, all other Directors’ resolutions must be decided by Ordinary Directors’ Resolution.

(c)	The Board may from time to time delegate general day to day matters to the Management Committee and may amend such matters from time to time. At the initial meeting of the Board, the Board shall delegate to the Management Committee the matters set out in paragraph 15.2 of schedule 5.14(b).

(d)	The Company and the other Parties shall procure that each Group Company acts strictly in accordance with and carries out all decisions of the Board. The Company, acting through the Board, shall ensure that it has the power under the articles of association of each other Group Company (or equivalent document) to perform its obligations under this clause 5 and, where necessary, the Company and the other Parties shall cause the articles of association of a Group Company (or equivalent document) to be duly amended to grant this power to the Company.

(e)	To the extent applicable laws and regulations allow, the Parties must ensure that the composition of the boards of directors of all Group Companies reflects, as far as possible, the composition of the Board.

5.13	Supervisors

(a)	The Telstra Shareholder Group may from time to time after 31 December 2008 nominate a person or persons as a Supervisor or Supervisors of any of the Group Companies and Licence Companies.

(b)	Any Supervisor appointed in accordance with this clause 5.13 may be removed by the Telstra Shareholder Group. The Telstra Shareholder Group may appoint any person as a Supervisor in place of any Supervisor who vacates his or her office.

(c)	The Parties undertake that they shall use and procure their Affiliates to use reasonable endeavours to procure the appointment or removal of the person nominated by the Telstra Shareholder Group as a Supervisor of any Group Company or Licence Company.

Amended and Restated Sequel Shareholders Agreement	10

5.14	Committees of Directors

(a)	The Board may constitute committees (“Committees”) from time to time and may determine the composition of the committees which must include at least 1 Telstra Director, 1 Andy/Peter Director and 1 Norman Director.

(b)	As soon as practicable following the date of this agreement, the Board must constitute:

(i)	an Audit and Compliance Committee;

(ii)	a Remuneration Committee; and

(iii)	a Management Committee

each having the initial functions set out in schedule 5.14(b). The Board may determine or amend from time to time the procedures and functions of any Committees but for the avoidance of doubt, may not change the composition of the Committees as set out in clause 5.14(b).

(c)	Any Committee that is constituted by the Board from time to time (including the Audit and Compliance Committee, remuneration Committee and the Management Committee) reports, and is responsible, to the Board. For the avoidance of doubt, any such Committee may not make decisions that require a Unanimous Directors Resolution, which decisions must be made by the Board in accordance with clause 5.12(b).

(d)	The quorum for:

(i)	Board committee meetings (other than the Management Committee) shall require at least 1 Telstra Director and 1 other Director to be present in order for a quorum to be constituted; and

(ii)	Management Committee meetings shall be deemed to be duly convened if the CEO then in office is present and at least one direct report to the CEO.

(e)	The voting rights of the members of the Audit and Compliance Committee meetings shall be the same as for Board meetings.

(f)	Subject to clause 5.14(b), the Management Committee shall operate on the basis of procedures determined by the CEO from time to time.

(g)	Reasonable notice must be provided to each member of the Audit and Compliance Committee meetings and Remuneration Committee in advance of each meeting.

Amended and Restated Sequel Shareholders Agreement	11

5.15	Loss of Director appointment rights

A Shareholder Group shall lose its rights to appoint directors under this clause if it holds less than 5% of the fully diluted issued capital.

6	[Reserved]

7	Special Majority Shareholder Resolutions

The only matters which shall be referred for decision to or decided by the Shareholders shall be those set out in schedule 7 and all those matters require a Special Majority Shareholders Resolution. All other decisions in relation to the operations of the Group Companies are decisions of the Board.

8	Plans and financial Information

8.1	Information to be prepared

The Management Committee shall prepare, or cause to be prepared, and shall submit to the Board and the Shareholders the following documents in English as soon as possible and no later than as specified below:

(a)	the unaudited results of the Company, all Group Companies and all Licence Companies for the financial year within 25 Business Days of the end of each financial year;

(b)	Audited Accounts for the financial year within 3 months of the end of each financial year;

(c)	a draft Budget for the next financial year and a draft Business Plan for the next 3 financial years for the Group, 45 days prior to the end of each financial year;

(d)	any proposed deviation from the Budget and/or Business Plan at any time the Management Committee deems such deviation appropriate;

(e)	monthly unaudited management accounts including:

(i)	a detailed profit and loss statement, balance sheet and cash flow statement;

(ii)	an analysis of advertising, listing and other revenue;

(iii)	a review of the Budget including a reconciliation of results with revenue and capital budgets; and

(iv)	number of staff, within 20 Business Days following the end of each month, and for the months of June and December such information shall be provided on an entity by entity basis as soon as possible to enable Telstra to comply with its reporting and disclosure obligations; and

Amended and Restated Sequel Shareholders Agreement	12

(f)	any further information as the Board may reasonably require relating to the Business or financial condition of the Company or of any Group Company or of any Licence Company, within 20 Business Days of the Board making the request.

8.2	Information required by the Telstra Shareholder Group

(a)	The Telstra Representative may at the expense of the Telstra Shareholder Group, request the Company (or the Management Committee) to prepare, or cause to be prepared:

(i)	the following as at 30 June of any year:

(A)	the unaudited results of any of the Company, the Group Companies and Licence Companies;

(B)	Audited Accounts;

(C)	unaudited management accounts including:

(aa)	a detailed profit and loss statement, balance sheet and cash flow statement;

(ab)	an analysis of advertising, listing and other revenue; and

(ac)	a review of the Budget including a reconciliation of results with revenue and capital budgets; and

(ii)	any other information in relation to the Group or a Licence Company as may reasonably be required,

to enable a member of the Telstra Shareholder Group or any of its Affiliates to comply with its reporting and disclosure obligations.

(b)	The Company must (or must procure that the Management Committee) prepare, or cause to be prepared the information requested by the Telstra Representative as soon as reasonably practicable after receiving the request under clause 8.2(a).

8.3	Approval of Budget and/or Business Plans

(a)	The Board shall use reasonable efforts to decide whether or not to approve the draft Budget and/or Business Plan within 30 Business Days of receiving it.

(b)	lf the draft Budget and/or Business Plan is not approved by the Board in accordance with clause 8.3(a), the Board may:

(i)	direct the Management Committee to resubmit new versions of the draft Budget and/or Business Plan to the Board for approval; or

Amended and Restated Sequel Shareholders Agreement	13

(ii)	prepare, or cause to be prepared, a revised Budget and/or Business Plan.

(c)	In the event that a new Budget and/or Business Plan has not been approved by the end of the then current financial year, the Group shall operate in accordance with the most recently approved Budget and/or Business Plan, as amended from time to time by the Board, until a new Budget and/or Business Plan is approved.

(d)	The Board may, at any time, review and revise the Budget and the Business Plan.

8.4	Restructure

a)	The Parties agree that, subject to clause 8.4(b), they will take all steps, and will cause the Directors appointed by them and their Affiliates to take all steps, reasonably necessary or desirable in order to implement and give full effect to any restructuring of the Business that would be prudent, in the reasonable opinion of the Board, to ensure compliance with PRC laws and regulations having regard to (i) changes in the prevailing implementation by PRC authorities of existing PRC laws and regulations; and (ii) changes or reasonably anticipated changes in the applicable PRC laws and regulations and/or any new PRC laws and regulations to which the Business is subject.

b)	The Parties acknowledge that any proposed steps to restructure the Business contemplated in clause 8.4(a) shall take into account legitimate commercial objectives of the Business, including without limitation any objective to effect an IPO, that may impact the timing of such restructuring.

9	Distribution policy

(a)	The annual general meeting of the Company at which Audited Accounts are laid before the Shareholders must be held as soon as practicable but not later than 4 months after the end of the relevant financial year.

(b)	The Auditors shall be instructed to report (at the expense of the Company) the amount of the profits available for distribution by the Company at the same time as they sign their report on the Audited Accounts.

(c)	The Company may not pay any dividends in the period from Completion until the second anniversary of Completion except with a Unanimous Directors Resolution approving such payment. After the second anniversary of Completion, the Company shall each year distribute to the Shareholders all profits lawfully available for distribution for the then most recently ended financial year subject to the Board making reasonable provisions and transfers to reserves and retaining adequate funds for the Group’s planned cash outflows and capital expenditure for acquisitions and otherwise.

(d)	Each Group Company (excluding the Company) shall distribute to its shareholders all of its available profits in each financial year unless otherwise determined by the Board.

Amended and Restated Sequel Shareholders Agreement	14

10	Transfers of Shares

10.1	Transfers of Shares

No Shareholder may Transfer any Shares, or agree to Transfer any Shares, without the prior written consent of the Representatives of each Shareholder Group unless it is permitted or mandated by this clause 10 or clause 11 or unanimously permitted by all shareholders of the Company. If written consent is received to the granting of an Encumbrance over Shares under this clause, the holder of the Encumbrance must, as a condition of taking the Encumbrance enter into an agreement with the Shareholders:

(a)	agreeing to release the Encumbrance on any Transfer of the relevant Shares pursuant to this agreement; and

(b)	undertaking that, if the security comprising the Encumbrance is exercised, the holder of the Encumbrance will become bound by the terms of this agreement as if they had executed the Accession Agreement, and otherwise in a form and containing terms satisfactory to all Shareholders.

10.2	Transfers to Wholly Owned Companies and Family Members

(a)	Subject to clause 10.2(b), a Shareholder may, at any time, Transfer its Shares to:

(i)	a Wholly Owned Company of that Shareholder;

(ii)	a Family Member of that Shareholder; or

(iii)	a Wholly Owned Company of a Family Member,

(each a “10.2 Transferee”), and that 10.2 Transferee shall be entitled to the rights and remedies afforded to the transferring Shareholder under this agreement provided that:

(iv)	the transferring Shareholder shall remain liable for the performance of the 10.2 Transferee under this agreement;

(v)	the 10.2 Transferee executes an Accession Agreement prior to the Transfer;

(vi)	if the 10.2 Transferee is not already a member of a Shareholder Group, the 10.2 Transferee will be deemed to be a member of the Shareholder Group of the transferring Shareholder; and

(vii)	before the 10.2 Transferee ceases to be:

(A)	a Wholly Owned Company of that Shareholder;

(B)	a Family Member; or

Amended and Restated Sequel Shareholders Agreement	15

(C)	a Wholly Owned Company of a Family Member, as the case may be, the 10.2 Transferee must, and the transferring Shareholder must cause the 10.2 Transferee to, promptly Transfer all Shares held by the 10.2 Transferee back to the Shareholder or to another Person which is permitted by sub clauses 10.2(a)(i) to (iii) inclusive.

(b)	A 10.2 Transferee may not, other than in accordance with clause 10.2(a)(vii), further Transfer any Shares pursuant to this clause 10.2 other than to Wholly Owned Companies, Family Members and Wholly Owned Companies of Family Members, in each case of the original transferring Shareholder.

10.3	Other permitted Transfers

(a)	Any Shareholder may Transfer any of its Shares to any other Shareholder that is a member of the same Shareholder Group.

(b)	Each of:

(i)	Poptop BVI Companies may Transfer their Shares to any Poptop Permitted Transferee; and

(ii)	Lansong & Li BVI Companies may Transfer their Shares to any Lansong & Li Permitted Transferee,

(each a “10.3 Transferee”), provided in each case that:

(iii)	the 10.3 Transferee executes an Accession Agreement prior to the Transfer; and

(iv)	if the 10.3 Transferee is not already a member of a Shareholder Group, the 10.3 Transferee will be deemed to be a member of the Shareholder Group in which Poptop or Lansong & Li Limited, as the case may be, is a member.

(c)	Telstra may Transfer its Shares to any Controlled Entity of Telstra Corporation Limited which is reputable and creditworthy; provided that Telstra obtains the prior written consent of the Representative of each Shareholder Group, which consent must not be unreasonably withheld.

10.4	Transfers to Controlled Entities

A Shareholder may Transfer its Shares to a Controlled Entity of that Shareholder (“10.4 Transferee”) and that 10.4 Transferee shall be entitled to the rights and remedies afforded to the transferring Shareholder under this agreement provided that:

(a)	prior written consent of the Representative of each Shareholder Group to the Transfer is obtained (which consent may not be unreasonably withheld);

(b)	the transferring Shareholder shall remain liable for the performance of the 10.4 Transferee under this agreement;

Amended and Restated Sequel Shareholders Agreement	16

(c)	the 10.4 Transferee executes an Accession Agreement prior to the Transfer;

(d)	if the 10.4 Transferee is not already a member of a Shareholder Group, the 10.4 Transferee will be deemed to be a member of the Shareholder Group of the transferring Shareholder; and

(e)	before the 10.4 Transferee ceases to be a Controlled Entity, the 10.4 Transferee must, and the transferring Shareholder must cause the 10.4 Transferee to, promptly Transfer all Shares held by the 10.4 Transferee back to the Shareholder or to another Person which is permitted by this clause 10.4.

10.5	Assignment of certain economic interests in the Shares

Lan Jiang may assign the economic interest, but not any voting rights or other rights or obligations, in respect of his Shares to employees of the Group. For the avoidance of doubt, Lan Jiang will remain fully liable to perform all obligations under this agreement in relation to such Shares.

10.6	Right of First Refusal

(a)	Other than pursuant to clauses 10.2, 10.3 and 10.4, if a Shareholder receives a bona fide offer in writing from any Person (“Offeror”) to purchase all or some of that Shareholder’s Shares for cash or cash equivalent (an “Offer”) which it wishes to accept, it shall immediately give a written notice (the “Transfer Notice”) to the other Shareholders (the “Remaining Shareholders”) offering to sell those Shares which are the subject of the Offer (in each case “Offer Shares”) to the other Shareholders at the same cash price or cash price equivalent as set out in the Offer, and on terms which are no less favourable than those contained in the Offer.

(b)	The Transfer Notice shall also state:

(i)	the period within which the offer to sell the Offer Shares to the Remaining Shareholders shall remain open to be accepted. This period must be at least 30 Business Days from the date of the Transfer Notice (the “Acceptance Period”);

(ii)	the identity of the Offeror;

(iii)	the number of Shares of the selling Shareholder for which the Offer is made; and

(iv)	full details of all other terms and conditions of the Offer which must comply with the requirements of this clause 10.6.

For the avoidance of doubt, an Offeror under this clause need not be a third party and may be any Shareholder other than the selling Shareholder.

Amended and Restated Sequel Shareholders Agreement	17

10.7	Option of Remaining Shareholders

(a)	Once a Remaining Shareholder has received a Transfer Notice it may send a written notice to the selling Shareholder (an “Acceptance Notice”) within the Acceptance Period accepting the selling Shareholder’s offer set out in the Transfer Notice and providing reasonable evidence of its financial capability to purchase the Offer Shares.

(b)	lf none of the Remaining Shareholders send a complying Acceptance Notice within the Acceptance Period, they are deemed to have declined the selling Shareholder’s offer set out in the Transfer Notice.

10.8	Consequences of Transfer Notice

(a)	If the selling Shareholder’s offer set out in the Transfer Notice is accepted by any Remaining Shareholder then, upon the expiry of the Acceptance Period, the selling Shareholder must sell the Offer Shares to each Remaining Shareholder who has accepted the selling Shareholder’s offer, in the proportion which the Respective Proportion of that Remaining Shareholder bears to the total Respective Proportions of all the Remaining Shareholders (including a Shareholder who is an Offeror under clause 10.6(a)) who have accepted the offer and such Remaining Shareholders must purchase such Offer Shares.

(b)	If the selling Shareholder’s offer set out in the Transfer Notice is not accepted or deemed to have been declined by all Remaining Shareholders, the selling Shareholder must, subject to complying with clause 10.10(a) (if applicable), upon the expiry of the Acceptance Period accept the Offer and must sell the Offer Shares to the Offeror on the terms and conditions of the Offer but in any event no later than 60 days after the expiration of the Acceptance Period.

10.9	Completion of transfer

Any sale of Shares to Remaining Shareholders in accordance with this clause 10 shall be made on the following terms:

(a)	completion of the Transfer of the Shares shall be completed 10 Business Days after the date of expiry of the Acceptance Period or the date of satisfaction or waiver of all Permitted Conditions (whichever is the later) (the “Transfer Date”) and at a reasonable time and place as the selling Shareholder(s)) and the buyer(s) may agree or, failing which, at the registered office of the Company;

(b)	the selling Shareholder(s) must deliver to the buyer(s) in respect of the Shares which it is selling on or before the Transfer Date:

(i)	duly executed share transfer forms;

(ii)	the relevant share certificates (if any);

(iii)	an executed proxy and a power of attorney in favour of the buyer to enable it to exercise all rights of ownership in respect of the Shares to be sold including voting rights;

(iv)	Board resolutions of the Company approving the Transfer of the Shares to the buyer(s) and instructing the Company’s registered office to update the register of members accordingly; and

Amended and Restated Sequel Shareholders Agreement	18

(v)	a certified true copy of the original register of members of the Company evidencing ownership of the Shares in the name(s) of the selling Shareholder(s);

(c)	the buyer(s) must pay the total consideration due for the Shares to the selling Shareholder(s) by telegraphic transfer to the bank account of the selling Shareholder(s) notified to it for the purpose on the Transfer Date; and

(d)	the completion of the sale of the Shares of all selling Shareholder(s) must take place simultaneously in accordance with clause 13.

10.10	Invitation to Tag Along

(a)	If, following the application of clause 10.6 through 10.9, one or more Shareholders are entitled to dispose, in a transaction or a series of connected transactions, of more than 30% of the total number of Shares held by that Shareholder or those Shareholders to an Offeror and intend to do so, the selling Shareholder(s) must give an Invitation to Tag Along to each other Shareholder (each a “Tag Along Shareholder”). For the avoidance of doubt, an Offeror under this clause need not be a third party and may be any Shareholder other than the selling
Shareholder(s).

(b)	The Invitation to Tag Along must state:

(i)	the identity of the selling Shareholder(s);

(ii)	the identity of the Offeror;

(iii)	the number of Shares proposed to be sold by the selling Shareholder(s) in accordance with this agreement;

(iv)	the consideration to be received by the selling Shareholder(s) and any other terms of the proposed Transfer by the selling Shareholder(s) to the Offeror;

(v)	that the Tag Along Shareholder has an option (a “Tag Along Option”) to direct the selling Shareholder(s) to include in any sale to the Offeror a proportion of each Tag Along Shareholder’s Shares as is equal to the number of Shares held by the selling Shareholder(s) that are proposed to be sold as a proportion of the aggregate number of Shares held by those selling Shareholder(s), on the same terms;

(vi)	the period during which the Tag Along Option must be open for acceptance, which (unless otherwise agreed) may be not less than 5 Business Days; and

(vii)	the settlement date for completion of the sale if the Tag Along Option is accepted, which (unless otherwise agreed) must be not less than 10 and not more than 25 Business Days after the last date for exercise of the Tag Along Option.

Amended and Restated Sequel Shareholders Agreement	19

10.11	Exercise of Tag Along Option

(a)	A Tag Along Option may be exercised by notice in writing to the selling Shareholder(s), given within the period stated in the Invitation to Tag Along.

(b)	If a Tag Along Shareholder exercises its Tag Along Option, then the selling Shareholder(s) must not sell their Shares to the Offeror unless the Offeror, at the same time, buys the relevant number of Shares directed by each Tag Along Shareholder at the same price, and on the same terms.

(c)	For the avoidance of doubt, a Tag Along Option may not be exercised if a Drag Along Notice has been given pursuant to clause 10.12.

10.12	Drag Along Notice

(a)	If one or more of the Shareholders (“Dragging Shareholder”) are entitled to dispose of more than 50% of the total number of Shares on issue under clause 10.8(b) to an Offeror that is a bona fide third party purchaser which is not an Affiliate and intend to do so, and they wish to issue a Drag Along Notice, then that Shareholder or those Shareholders must initiate the process to determine the Fair Value in accordance with schedule 1.1E. The Drag Along Notice may not be issued unless the Offer is for cash or in the form of marketable securities.

(b)	On agreement or determination, as the case may be, of the Fair Value, the Dragging Shareholder may give a Drag Along Notice to each other Shareholder (each a “Dragged Shareholder”).

(c)	The Drag Along Notice must state:

(i)	the identity of the Offeror;

(ii)	the terms (including price which must not be less than the Fair Value) of the proposed Transfer by the selling Shareholder(s) to the Offeror, which must not be less favourable to the Dragged Shareholder than the terms of the Offer;

(iii)	that the selling Shareholder(s) requires each Dragged Shareholder to sell to the Offeror a proportion of such Dragged Shareholder’s Shares as is equal to the total number of Shares held by the selling Shareholder(s) that are proposed to be sold as a proportion of the aggregate number of Shares held by those selling Shareholder(s) on the same terms as the selling Shareholder(s) are selling except that Dragged Shareholders must not be required to give any warranties to the buyer, other than a warranty as to their clear title to the Shares held by them and their authority to enter into an agreement to sell the Shares; and

Amended and Restated Sequel Shareholders Agreement	20

(iv)	the settlement date for completion of the sale which, unless otherwise agreed, must be not less than 15 Business Days and not more than 25 Business Days after the Drag Along Notice is given.

10.13	Effect of Drag Along Notice

If a Drag Along Notice is given, then:

(a)	the Dragged Shareholders must sell their Shares to the Offeror concurrently with the sale by the selling Shareholder(s); and

(b)	the selling Shareholder(s) must not sell their Shares unless at the same time the Offeror buys the Shares held by the Dragged Shareholders,

on the terms stated in the Drag Along Notice.

10.14	Power of attorney

If a Dragged Shareholder fails to complete the Transfer of its Shares in accordance with a Drag Along Notice, then each selling Shareholder is appointed as the attorney of that Dragged Shareholder, with power to Transfer the Shares held by that Dragged Shareholder, and to receive the consideration in respect of those Shares as agent for that Dragged Shareholder.

10.15	Failure to complete sale

(a)	lf a Shareholder fails or refuses to Transfer any Shares in accordance with this clause 10, the buyer or party serving a Drag Along Notice, as the case may be, may serve a default notice. Within 5 Business Days after service of a default notice, unless the default has been fully remedied by that time, the defaulting Shareholder shall not be entitled to exercise any of its powers or rights in relation to voting in respect of, management of, and participation in the profits of, the Company under this agreement, the Articles or otherwise. In addition, the Directors appointed by the defaulting Shareholder (or its predecessor in title) shall not:

(i)	be entitled to vote at any Board or Committee meeting;

(ii)	be required to attend any meeting of the Board or any Committee in order to constitute a quorum; or

(iii)	be entitled to receive or request any information from or in relation to the Group.

(b)	If a Remaining Shareholder that has accepted Offer Shares pursuant to the terms of the Transfer Notice defaults in the purchase of those Shares in accordance with clause 10.9, in addition to its remedies under this agreement and otherwise, the selling Shareholder may elect not to sell such Shares to the defaulting Remaining Shareholder and may proceed to issue a new Transfer Notice pursuant to clause 10.6.

Amended and Restated Sequel Shareholders Agreement	21

(c)	Without prejudice to any other rights or remedies which a Party may have, the Parties acknowledge and agree that damages would not be an adequate remedy for any breach of this clause 10.15 and the remedies of injunction, specific performance and other equitable relief are appropriate for any actual or anticipatory breach of this provision and no proof of special damages shall be necessary for the enforcement of the rights under this clause 10.15.

11	Default

11.1	Events of Default

A Shareholder (the “Defaulting Shareholder”) commits an Event of Default where one or more of the following occurs:

(a)	it or its Controller commits a material breach of this agreement, including where there is a breach by other Shareholders in the same Group in circumstances where Shareholders in a Group are jointly and severally liable, and either:

(i)	the breach is not capable of being remedied; or

(ii)	the breach is not remedied within 20 Business Days of the Representative of any other Shareholder Group sending it written notice requiring it to remedy that breach; or

(b)	a Licence Company Controlled by a Defaulting Shareholder or by the Defaulting Shareholder’s Controller commits a material breach of any agreement between it and a Group Company and either:

(i)	the breach is not capable of being remedied; or

(ii)	the Licence Company does not remedy that breach within 20 Business Days of the Representative of any other Shareholder Group sending it or its Controller a written notice requiring it to remedy that breach.

11.2	Notification of Default

lf an Event of Default occurs, the Representative of the Defaulting Shareholder shall notify the Company and the Representatives of other Shareholder Groups of which it is not a member as soon as reasonably practicable.

11.3	Default Notice

(a)	Following an Event of Default, without prejudice to any rights or remedies a non-defaulting Shareholder Group or the Company may have under clause 15, a Representative of any other Shareholder Group of which the Defaulting Shareholder is not a member or any non-defaulting Shareholder of a Defaulting Shareholder’s Group, or the Company may give written notice (a “Default Notice”) to the Defaulting Shareholder (with a copy to the Representatives of each other Shareholder Group) within 60 Business Days of receiving notification of the Event of Default from the Defaulting Shareholder or of it becoming aware of the Event of Default, whichever is the earlier, requiring the Defaulting Shareholder or Shareholders to sell all of the Shares held by the Defaulting Shareholder (the “Default Sale Shares”) to any non-defaulting Shareholders at a price per Share equal to 90% of the Fair Value of the Default Sale Shares, subject to pro-ration (if applicable) under clause 11.3(c)(ii).

Amended and Restated Sequel Shareholders Agreement	22

(b)	Within 10 Business Days of receipt of a copy of a Default Notice, a Representative that is the Representative of any other Shareholder Group which has not been given a notice may, provided that the members of that Group are not jointly and severally liable with the Defaulting Shareholder or themselves Defaulting Shareholders, also give written notice to the Defaulting Shareholder (“Additional Default Notice”) requiring the Defaulting Shareholder to sell a portion (calculated in accordance with clause 11.3(c)(ii)) of the Default Sale Shares to that other non-defaulting Shareholder Group.

(c)	If the Representative of the defaulting Shareholder Group receives:

(i)	a Default Notice pursuant to clause 11.3(a) and does not receive an Additional Default Notice pursuant to clause 11.3(b) within the time limit specified in clause 11.3(b), then the Default Sale Shares shall be sold at 90% of Fair Value to the Shareholder Group whose Representative issued the Default Notice;

(ii)	a Default Notice pursuant to clause 11.3(a) and an Additional Default Notice (s) pursuant to clause 11.3(b), then the Default Sale Shares shall be sold at 90% of Fair Value to the non-defaulting Shareholders, in the proportion which the Respective Proportion of each such Shareholder bears to the total Respective Proportions of Shareholders that are not Defaulting Shareholders .

(d)	Each Party acknowledges and agrees that the discount to Fair Value in clauses 11.3(a), 11.3(c)(i) and 11.3(c)(ii) is a reasonable assessment of damages which the non-defaulting Shareholders are likely to suffer as a result of such Event of Default.

(e)	The rights under this clause 11.3 are not the exclusive remedy of a Party against a Defaulting Shareholder or, where relevant, defaulting Shareholder Group or any of its members, and any non-defaulting Party may seek to recover damages or pursue any other remedies that may be available to it in respect of the event that comprises the Event of Default.

11.4	Completion of Transfer

The completion of the sale of the Default Sale Shares pursuant to this clause 11 shall be made in accordance with clauses 10.9 and 10.15, save that for the purposes of this clause 11.4, the “Acceptance Period” shall be the period of 30 Business Days ending on the later of:

(a)	the date of expiry of the period in which an Additional Default Notice may be given pursuant to clause 11.3(b); and

Amended and Restated Sequel Shareholders Agreement	23

(b)	the date Fair Value is agreed or finally determined in accordance with schedule 1.1E (whichever is later).

11.5	Period between Default Notice and Transfer

The Shareholders shall do all things within their power to ensure that the Business continues to be run as a going concern during the period between the service of the Default Notice and the completion of the Transfer of the Default Sale Shares.

11.6	Failure to complete Transfer

lf any Defaulting Shareholder fails or refuses to Transfer any Shares in accordance with this clause 11, the buyer may serve a further default notice. On and with effect from the date that is 5 Business Days after service of the further default notice, unless the default has been fully remedied by that time:

(a)	the Defaulting Shareholder’s rights and entitlements and those attaching to its Shares, are immediately suspended;

(b)	where a Shareholder Group is in default as a result of joint and several liability or common breach:

(i)	that Shareholder Group must procure that any Director appointed by the defaulting Shareholder Group resigns immediately; and

(ii)	any Director appointment rights of the Shareholder Group are suspended; but

(iii)	the Shareholder Group’s obligations under this agreement continue to apply during the period of any suspension under this clause 11.6.

12	Insolvency Event

12.1	Insolvency Event

If an Insolvency Event arises in respect of a Shareholder or its Controller (the “Insolvent Shareholder”), the Insolvent Shareholder must notify the Company and the Representatives of each Shareholder Group as soon as reasonably practicable.

Amended and Restated Sequel Shareholders Agreement	24

12.2	Insolvency Notice

(a)	Following an Insolvency Event, without prejudice to any rights or remedies that may be available under clause 15, the Company may give written notice (an “Insolvency Notice”) to the Insolvent Shareholder (with a copy to the Insolvent Shareholder’s Representative) within 60 Business Days of receiving notification of the Insolvency Event from the Insolvent Shareholder(s) or of its becoming aware of the Insolvency Event, whichever is the earlier, requiring the Insolvent Shareholder to sell all of the Shares held by the Insolvent Shareholder (the “Insolvency Sale Shares”) to the non-insolvent Shareholders within the Insolvent Shareholder’s Shareholder Group at a price per Share equal to 90% of the Fair Value of the Insolvency Sale Shares subject to pro-ration under clause 12.2(b) and 12.2(c). Notwithstanding the foregoing, if the Insolvent Shareholder is a member of the Norman Shareholder Group, the Orchid Entities shall not be required to buy the Insolvency Sale Shares from the Insolvent Shareholder and the remaining members of the Norman Shareholders Group shall instead have that obligation.

(b)	Within 5 Business Days of receipt of a copy of an Insolvency Notice, the Representative of the Insolvent Shareholder must use reasonable endeavours to inform the members of the Insolvent Shareholder’s Shareholder Group of the issue of the Insolvency Notice and provide each such Shareholder with a copy of the Insolvency Notice. On receipt of the Insolvency Notice, each Shareholder in the Insolvent Shareholder’s Shareholder Group (save as specified above) is required to purchase their Respective Proportion of the Insolvent Shareholder’s Shares (or such other number of Shares as those Shareholders may agree, provided that they must acquire all of the Insolvent Shareholder’s Shares) at a price per Share equal to 90% of the Fair Value of the Insolvency Sale Shares.

(c)	If all the Shareholders that are members of the same Shareholder Group as the Insolvent Shareholder suffer or incur an Insolvency Event or there are no other Shareholders in the same Shareholder Group as the Insolvent Shareholder who have an obligation to purchase, then the Company may give a written notice to all Shareholders (other than the Orchid Entities) requiring them to acquire in their Respective Proportions the Shares (or such other number of Shares those Shareholders may agree, provided that they must acquire all of the Insolvent Shareholder’s Shares) of the Insolvent Shareholder at a price per Share equal to 90% of the Fair value of the Insolvency Sale Shares.

(d)	Each Party acknowledges and agrees that the discount to Fair Value in clauses 12.2(a) and 12.2(b) is a reasonable assessment of damages which the non-insolvent Shareholders are likely to suffer as a result of such Insolvency Event.

12.3	Completion of Transfer

The completion of the sale of the Insolvency Sale Shares pursuant to this clause 12.3 shall be made in accordance with clauses 10.9 and 10.15, save that for the purposes of this clause 12.3, the “Acceptance Period” shall be the 30 Business Day period ending on the later of:

(a)	the date of determination of the purchasing Shareholders under clause 12.2; and

Amended and Restated Sequel Shareholders Agreement	25

(b)	the date Fair Value is agreed or finally determined in accordance with schedule 1.1E (whichever is later).

12.4	Period between Insolvency Notice and transfer

The Shareholders shall do all things within their power to ensure that the Business is continued to be run as a going concern during the period between the service of the Insolvency Notice and the completion of the Transfer of the Insolvency Sale Shares.

13	Terms and consequences of Transfers of Shares

13.1	Transfer terms

Any Transfer of Shares pursuant to this agreement shall be on terms that those Shares:

(a)	are transferred free from all Encumbrances; and

(b)	are transferred with the benefit of all rights attaching to them as at the date of the relevant Transfer Notice, Insolvency Notice, Tag-Along Notice, Drag-Along Notice or Default Notice as appropriate.

13.2	Registration

The Parties shall procure that a Transfer of Shares is not approved for registration by the Board unless this agreement and Articles have been complied with. The Company shall procure that each share certificate issued by it shall carry the following statement:

“Any disposition, transfer, charge of or dealing in any other manner in the Shares represented by this certificate is restricted by a Shareholders’ Agreement dated [    ] and made between [    ]”.

13.3	Waiver of pre-emption rights

The Shareholders waive their pre-emption rights to the Transfer of Shares contained in this agreement and the Articles to the extent necessary to give effect to clauses 10 and 11.

13.4	Further assurance

Each Party shall do all things and carry out all acts which are reasonably necessary to effect the Transfer of Shares in accordance with the terms of this agreement in a timely fashion.

13.5	Return of documents, etc.

(a)	Subject to clause 13.5(b), on ceasing to be a Shareholder, a Shareholder must hand over to the Company material correspondence, Business Plans, Budgets, schedules, documents and records relating to the Business held by it or a Controller or an Affiliate of the Shareholder or any third party which has acquired them through that Shareholder, Controller or an Affiliate and shall not keep any copies.

Amended and Restated Sequel Shareholders Agreement	26

(b)	A Person:

(i)	may retain a copy of any such documents or other materials pursuant to:

(A)	any legal or regulatory provisions or requirements of any Exchange affecting it;

(B)	its professional obligations; or

(C)	its reasonable internal risk management purposes; and

(ii)	is not required to deliver any such documents or other materials in electronic form that are stored on its data back-up tapes.

13.6	Loans, borrowings, guarantees and indemnities

(a)	Upon a Transfer of all the Shares held by a Shareholder:

(i)	the remaining Shareholders shall procure that all loans, borrowings and indebtedness in the nature of borrowings outstanding owed by the Company to a transferring Shareholder (together with any accrued interest) are either assigned to each of the remaining Shareholders for a value as may be agreed between the transferring Shareholder and all the remaining Shareholders and in the proportion which the Respective Proportion of that remaining Shareholder bears to the total Respective Proportions of all the remaining Shareholders, or failing agreement with all the remaining Shareholders, are repaid by the Company;

(ii)	all loans, borrowings and indebtedness in the nature of borrowings outstanding owed by that transferring Shareholder to the Company shall be required to be repaid; and

(iii)	the remaining Shareholders shall use all reasonable endeavours (but without involving any financial obligation on their part) to procure the release of any guarantees, indemnities, security or other comfort given by the transferring Shareholder to or in respect of the Company or its Business and, pending the release, shall indemnify the transferring Shareholder in respect of them.

(b)	Any assumption of the obligations of a transferring Shareholder by the remaining Shareholders is without prejudice to the rights of the remaining Shareholders and/or the Company to claim from the transferring Shareholder in respect of liabilities arising prior to the completion date of the Transfer of Shares and acceptance of that liability shall be a condition to any release.

13.7	Assumption of obligations

The Parties shall procure that no person other than an existing Shareholder acquires any Shares, other than in circumstances in which this agreement terminates in accordance with its terms, unless it enters into an Accession Agreement agreeing to be bound by this agreement as a Shareholder and any other agreements in connection with the Business as a Shareholder.

Amended and Restated Sequel Shareholders Agreement	27

13.8	Removal of appointees

(a)	If all the members of a Shareholder Group cease to be Shareholders, that Shareholder Group shall immediately upon Transfer of its Shares procure the resignation of all its appointees to the Board and to the board of directors of each Group Company. If either of the remaining Shareholder Groups (acting through their Representatives) request, it shall do all things and sign all documents as may otherwise be necessary to procure the resignation or dismissal of these persons from their appointments in a timely manner.

(b)	Those resignations shall take effect without any Liabilities on the Company for compensation for loss of office or otherwise except to the extent that the Liability arises in relation to a service contract with a person who was acting in an executive capacity. Any Shareholder Group removing a Director appointed by it shall fully indemnify and hold harmless the other Shareholders and the Company from and against any Claim for unfair or wrongful dismissal arising out of the removal of that person as a Director but not, for the avoidance of doubt, for a Claim brought by that person in respect of any termination of their employment or other role with the Company.

13.9	Power of Attorney

(a)	To secure the performance of each Party’s obligations owed to any such other Party under clauses 10 and 11:

(i)	the Telstra Shareholder Group and each member of the Telstra Shareholder Group irrevocably appoints the Andy/Peter Shareholder Group Representative and the Norman Representative;

(ii)	the Andy/Peter Shareholder Group and each member of the Andy/Peter Shareholder Group irrevocably appoints the Telstra Representative and the Norman Representative; and

(iii)	the Norman Shareholder Group and each member of the Norman Shareholder Group irrevocably appoints the Telstra Representative and the Andy/Peter Shareholder Group Representative,

its attorney acting severally to execute, deliver and/or issue any necessary document, agreement, certificate and instrument required to be executed by the appointing party in discharge of its obligations to the other Party under the provisions of clauses 10, 11 and 12 where the other Party has issued an Acceptance Notice, Drag Along Notice, Default Notice or Insolvency Notice, solely in respect of any Transfer of shares or other documents which may be necessary to transfer title to the Shares required by clauses 10, 11 and 12.

Amended and Restated Sequel Shareholders Agreement	28

(b)	Without prejudice to clause 13.9(a) , each Shareholder Group (and each member of that Shareholder Group) irrevocably appoints the Company by way of security for the performance of the appointing Shareholder Group’s (and each member of that Shareholder Group’s) obligations owed to each other Shareholder under clauses 10, 11 and 12, its attorney to execute, deliver and/or issue any necessary document, agreement, certificate and instrument required to be executed by the appointing Shareholder Group in discharge of its obligations to the other Shareholders or Company under the provisions of clauses 10, 11 and 12 where the other Shareholders or the Company have issued an Acceptance Notice, Drag Along Notice, Insolvency Notice or Default Notice, solely in respect of any Transfer of shares or other documents which may be necessary to transfer title to the Shares required by clauses 10, 11 and 12.

(c)	The purchase monies for any sale of Shares pursuant to this agreement (including clauses 10, 11 and 12) to a Shareholder or Shareholders (or as directed by them) shall, to the extent that such monies are not delivered to the selling party on or before the appropriate completion date, bear interest against the purchasing party at the rate of 2% over LIBOR calculated on a daily basis from that date until the selling party is reimbursed by the other party.

13.10	Change of name

lf a Shareholder ceases to be a Shareholder and the corporate name of the Company or any Group Company contains any word the same or similar to the corporate name or any distinctive part of the corporate name of that Shareholder, the remaining Parties shall procure that the corporate name of the Company or any Group Company shall be changed to exclude that word within 20 Business Days of the Shareholder ceasing to be a Shareholder.

14	[Reserved]

15	Licence Companies

15.1	General prohibition

No Licence Company Owner can do, or agree to do, any of the following without the prior written consent of the Representative of each of the Shareholder Groups:

(a)	pledge, mortgage, charge or otherwise Encumber any of its Licence Company Interests;

(b)	other than within a Shareholder Group, Transfer any of its Licence Company Interests;

(c)	terminate or liquidate any Licence Company;

(d)	merge or split a Licence Company; or

(e)	enter into any agreement in respect of:

(i)	the voting rights attached to any Licence Company Interests of such Licence Company Owner;

Amended and Restated Sequel Shareholders Agreement	29

(ii)	the voting rights of any directors or supervisors that such Licence Company Owner appoints to the Licence Companies; or

(iii)	other management rights held by such Licence Company Owner.

15.2	Licence Company Owners

Each Licence Company Owner:

(a)	undertakes to exercise all its Licence Company Interests (including without limitation, voting rights and any other rights of Control) as may be directed by the Board from time to time; and

(b)	appoints the Company as attorney of that Licence Company Owner with power to exercise all its Licence Company Interests (including without limitation, voting rights and any other rights of Control) at the absolute discretion of the Company.

15.3	Right to acquire interests

(a)	The following are “Licence Company Transfer Events”:

(i)	any Shareholder who Controls a Licence Company or whose Controller Controls a Licence Company becomes obliged to Transfer or to offer to Transfer all of its Shares to any other Shareholder(s) or any third party under the terms of this agreement or otherwise including without limitation by the issue of a Transfer Notice or acceptance of an Invitation to Tag Along by that Shareholder in relation to all its Shares or by the issue of a Default Notice, Insolvency Notice or Drag Along Notice to that Shareholder; or

(ii)	in relation to any Licence Company Owner:

(A)	it commits a material breach of this agreement and either (1) the breach is not capable of being remedied or (2) it does not remedy that breach within 20 Business Days of any Shareholder Representative sending it written notice requiring it to remedy that breach;

(B)	any Licence Company in which it has an equity interest commits a material breach of any agreement between it and a Group Company and either (1) the breach is not capable of being remedied or (2) the Licence Company does not remedy that breach within 20 Business Days of the Group Company sending it written notice requiring it to remedy that breach;

Amended and Restated Sequel Shareholders Agreement	30

(C)	it or any other Licence Company Owner who Controls the same Licence Company in which it has an equity interest, suffers an Insolvency Event;

(D)	it or any other Licence Company Owner who Controls the same Licence Company in which it has an equity interest suffers or incurs any change of Control (other than as a result of a Transfer from a member of a Shareholder Group to another member of the same Shareholder Group); or

(E)	where the Licence Company Owner is a natural person or any other Licence Company Owner who Controls the same Licence Company in which it has an equity interest is a natural person, any such natural person is permanently incapacitated as a result of illness, disability or death.

(b)	If a Licence Company Transfer Event occurs then without prejudice to any other rights the Company or the Shareholders may have pursuant to this agreement, the Articles or otherwise, any Shareholder Group (other than a Shareholder Group of which the Licence Company Owner or Shareholder referred to in clause 15.3(a)(i) is a member) and any non-defaulting member of the Shareholder Group of which the Licence Company Owner or Shareholder referred to in clause 15.3(a)(i) is a member may by notice in writing (“Trigger Notice”) to the Company require the Company to issue a Licence Company Notice to the Licence Company Owner or the Licence Company that has suffered the Licence Company Transfer Event (as the case may be). Notwithstanding the foregoing, no Trigger Notice may be given if under the Structure Contracts then applying the Licence Company Interests are, as a result of the Licence Company Transfer Event, required to be transferred to a Shareholder, other Party to this agreement or person approved by the Compliance Committee for that purpose and are in fact so transferred.

(c)	If the Company receives a Trigger Notice, all Shareholder Groups must:

(i)	through exercising their rights as shareholders of the Company; and

(ii)	through their appointed Directors (if any),

vote in favour of the Company undertaking to purchase, or procure any person or entity as may be decided by the Board to purchase, all such Licence Company Interests and to issue a Licence Company Notice.

Amended and Restated Sequel Shareholders Agreement	31

(d)	On receipt of the Licence Company Notice, the Licence Company Owner or the Licence Company (as the case may be) must sell all Licence Company Interests held by the relevant Licence Company Owner or Licence Company (as the case may be) for consideration not exceeding US$100 or such higher price as may be the minimum payable under applicable law to the Company or as the Company directs in the Licence Company Notice and otherwise in accordance with clause 15.3(e). While the Parties agree that the value of the Licence Company is not greater than US$100, if a valuation is required for the purposes of this clause 15.3, the Parties agree that the Licence Company should be valued on the basis of its net asset value as determined from its most recent audited accounts.

(e)	The sale of Licence Company Interests in accordance with this clause 15.3 shall be made on the following terms:

(i)	the equity transfer contract to transfer the Licence Company Interests shall be executed 7 Business Days after the date of the Licence Company Notice at a reasonable time and place as the buyer and the Licence Company Owner may agree;

(ii)	the relevant Licence Company Owner must cooperate to ensure preparation of all required documentation to effect such transfer which shall in any event be completed with 14 Business Days after the date of the Licence Company Notice;

(iii)	at execution of the Transfer, the Licence Company Owner shall:

(A)	deliver to the buyer in respect of the equity interests which it is selling, a power of attorney in favour of any person or entity as the buyer may nominate to enable that person or entity to exercise all rights of ownership in respect of the equity interests to be sold including voting rights;

(B)	execute an amended articles of association of the Licence Company to reflect the transfer; and

(C)	procure the registration of the buyer as an equity interest holder on the register of equity interest holders in the Licence Company;

(iv)	the buyer of the Licence Company Interests must, concurrently with the sale, enter into contracts equivalent to the Structure Contracts as required by the Compliance Committee;

(v)	as soon as practicable following execution of the transfer, the Licence Company Owner must do all things necessary to procure the registration of the buyer as an equity interest holder in the Licence Company with the relevant branch of the State Administration for Industry and Commerce, including, where applicable, obtaining any approvals required prior to such registration; and

(vi)	in accordance with this clause 15.3.

(f)	Any sale and/or transfer of Licence Company Interests pursuant to this clause 15.3 shall be on terms that those equity interests:

(i)	are transferred free from all Encumbrances; and

Amended and Restated Sequel Shareholders Agreement	32

(ii)	are transferred with the benefit of all rights attaching to them as at the date of the Licence Company Notice.

(g)	Each Party shall, and shall procure any person or entity shall, execute all documents and do all acts and things that are reasonably necessary to effect the transfer of Licence Company Interests in accordance with the terms of this agreement in a timely fashion.

Without limiting the generality of this clause 15.3(g), each Shareholder Group shall procure that any Directors appointed by it shall vote in favour of any resolutions of the Board that are necessary to give effect to this clause 15.3(g).

(h)	Each of the Licence Company Owners irrevocably appoints the buyer by way of security for the performance of their respective obligations under this clause 15.3, its attorney as from the delivery of the Licence Company Notice to execute, deliver and/or issue any necessary document, agreement, certificate and instrument required to be executed by it under the provisions of this clause 15.3, including any transfer of equity interests or other documents which may be necessary to transfer title to the Licence Company Interests required by this clause 15.3. After the relevant buyer has been registered as holder of the equity interests being sold in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.

16	Circular 75

16.1	Circular 75 undertaking

Each Party, to the extent that it is subject to or under the jurisdiction of Circular 75, undertakes to each other Party that:

(a)	as soon as reasonably practicable after Completion, it will undertake any action as may be required to comply with Circular 75 in respect of Completion; and

(b)	it does and will fully comply with Circular 75 and any related laws including, without limitation, any applicable foreign exchange registration, settlement or remittance requirements.

16.2	Indemnity

Each Party, to the extent it is subject to or under the jurisdiction of Circular 75 indemnifies each other Party from and against and in respect of any and all Liability which may be suffered or incurred by such Party arising from or in connection with a breach of clause 16.1.

17	[Reserved]

Amended and Restated Sequel Shareholders Agreement	33

18	[Reserved]

19	Compliance

Each Party must take and procure their Affiliates to take all reasonable steps to ensure that all operations conducted by the Group and the Licence Companies are conducted in compliance with:

(a)	the Compliance Plan, once approved by the Board for implementation; and

(b)	any applicable laws and regulations (including without limitation any requirements of any Government Agency).

20	Employee compensation

20.1	Equity incentive schemes

As soon as practicable following Completion, the Company shall use reasonable endeavours to implement:

(a)	a “phantom” employee share option plan under which units are issued to members which shall entitle the member to benefits equivalent to holding a quantity of shares in the Company, but which shall not entitle the member to shares, rights to shares or any other legal or beneficial interest in the Company or the right to vote at any shareholder meeting of the Company; and/or

(b)	an employee share option plan under which a class of shares will be issued to members which shall entitle the member to a share of any available profits distributed by the Company to its shareholders and a cash payment reflecting the capital value of the shares (both in accordance with a predetermined formula) but which shall not entitle the member to any other legal or beneficial interest in the Company or the right to vote at any shareholder meeting of the Company, and which shall convert into ordinary shares on a pari passu basis, which may be sold into an IPO immediately prior to the IPO; and/or

(c)	an equity employee share option plan in respect of Shares; and/or

(d)	a bonus scheme,

in which compensation or issuance of units or shares or the provision of other benefits will be derived only from the Group and may be tied to:

(a)	the Company achieving its profits targets as set out in the Business Plan; and

(b)	the performance of the Group,

Amended and Restated Sequel Shareholders Agreement	34

provided that:

(a)	if any share or equity scheme could result in an issue of greater than 5% of the share capital of the Company on a Fully Exercised Basis, then any such share or equity scheme must first be approved in writing by the Representatives of each of the Shareholder Groups; and

(b)	any such share or equity scheme is first approved in writing by the remuneration committee of Telstra Corporation Limited.

To the extent permitted by law, any plan set up under this clause 20.1 shall enable the Board at its discretion to convert an option plan of a kind described in one of clauses 20.1(a), 20.1(b) or 20.1(c) into an option plan of the kind described in another such sub-clause.

20.2	General incentive schemes

The Parties agree that all incentive arrangements for employees of the Group will be paid, or otherwise made available, by the Group and must be based on the performance or value of the Group and not based on the performance of any third party.

21	IPO

21.1	IPO

(a)	At any time after the date which is 24 months after Completion, the Andy/Peter Representative and the Norman Representative may jointly, by notice in writing to the Company and copied to the Telstra Representative, elect to cause the Company to effect an IPO in accordance with applicable laws, regulations and Exchange listing rules, provided that the following conditions are satisfied to Telstra’s reasonable satisfaction:

(i)	the IPO Value must be an amount in excess of US$250 million; and

(ii)	provided Telstra shall not have sold into the IPO or otherwise reduced, or agreed to reduce, its shareholding prior to exercising its rights under this clause:

(A)	Telstra shall be entitled to maintain its voting rights as a Shareholder at 51% on a Fully Exercised Basis immediately after the IPO; and

(B)	Telstra has the right immediately prior to the IPO to appoint a majority of Directors of the Company.

(iii)	all Shareholders must be invited to, but shall not be obliged to, participate in the IPO in accordance with their Respective Proportions but, for the avoidance of doubt, if Telstra elects to sell Shares in the IPO then it loses its rights under clause 21.1(a)(ii).

Amended and Restated Sequel Shareholders Agreement	35

(b)	If the Company undertakes to publicly offer or list its Shares for trading under an IPO:

(i)	subject to compliance with applicable law, the Andy/Peter Representative and the Norman Representative will jointly implement the IPO process including in relation to:

(A)	the selection of the Exchange for the IPO;

(B)	the appointment of investment banks, lawyers and other advisers in connection with the IPO; and

(C)	the conduct of IPO generally,

provided that the consent of the Telstra Representative must first be obtained in writing for all material actions or omissions (including any selection or appointment or making any application or lodging or filing any document) which shall not be unreasonably withheld; and

(ii)	Telstra will use reasonable efforts to cooperate with the Company to apply for approvals from relevant authorities and Exchanges, including furnishing information about itself and its Shares and, to the extent reasonable, furnishing consents, to the extent permitted by law and the rules of any Exchange.

(c)	Notwithstanding sub-clause (b) above, if Telstra or any related party of Telstra is requested by the Company, any underwriter, any Exchange or any other third party to provide any material warranty, indemnity, guarantee, non-compete, assurance or undertaking (each an “Assurance”) in relation to an IPO which would result in its assuming a material potential liability, Telstra will give reasonable consideration to any such Assurance where the liability to be assumed by it is not out of proportion to any benefits it will realise from the IPO but, for the avoidance of doubt, Telstra is not obliged to give any such Assurance. In determining whether or not to give any such Assurance, Telstra will take into account back to back Assurances in its favour offered to be given by other Parties or creditworthy entities and also take into account market precedents to the extent comparable to the circumstances of the parties at the time. For the avoidance of doubt, nothing in the foregoing provisions of this clause 21.1(c) is intended to imply that any Director or executive need not assume the normal responsibilities and liabilities of such persons in relation to a company undertaking an IPO, subject to their normal rights, defences and protections in relation thereto.

21.2	Implementation

(a)	Clause 21.1(a)(ii) above shall be implemented, as jointly determined by the Andy/Peter Representative and the Norman Representative, through:

(i)	if the listing rules of the relevant Exchange permit more than one class of shares, then the reclassification of Shares registered in the name of Telstra immediately prior to the completion of the IPO into a new class of shares having substantially the same rights and preferences as those of the ordinary shares of the Company except with weighted voting rights which new class of shares shall not, for a period of 12 months from completion of the IPO, be sold or transferred by Telstra to any third party; or

Amended and Restated Sequel Shareholders Agreement	36

(ii)	if the listing rules of the relevant Exchange do not permit more than one class of shares, then the Andy/Peter Shareholder Group and the Norman Shareholder Group shall grant proxy voting rights to Telstra in their Respective Proportions for up to 5 years from the date of the IPO on substantially the terms set out in schedule 21.2(a)(ii);

but in either case the prior written consent of the Telstra Representative must be obtained, which consent may not be unreasonably withheld.

(b)	lf none of the mechanisms contemplated in clause 21.2(a) are achievable, the Parties agree to discuss in good faith prior to the IPO an alterative mechanism to successfully implement clause 21.1(a)(ii).

21.3	Effect upon IPO

lf an IPO occurs, immediately upon the listing of Shares for trading pursuant to the IPO this agreement (subject to clause 24.3), shall automatically terminate and the Articles shall be amended as necessary to comply with the applicable listing rules of the relevant Exchange.

22	Competition with the Business

22.1	Non-compete for all Parties

For the purposes of promoting the commercial objectives of the Company and the Business, subject to clause 22.2:

(a)	each Party (other than the Company) agrees that it will not, and will ensure that its Controlled Entities will not, carry on a Restricted Business; and

(b)	each Party that is a natural person agrees that it will not:

(i)	hold any senior management position in, or become directly or indirectly involved in the management of, a company or business carrying on a Restricted Business; or

(ii)	act as, or become, a member of the board or governing body of any company or business carrying on a Restricted Business,

in each case:

(c)	for a period commencing on the date of this agreement and ending on the date of termination of this agreement; and

Amended and Restated Sequel Shareholders Agreement	37

(d)	in the PRC,

save that nothing in this clause 22.1 shall restrict any Party or any of its Controlled Entities from carrying out any of the activities referred to in clauses 22.3 and 22.6.

22.2	Cessation of non-compete

The Restraints cease to apply to all Parties if the Group fails to meet or exceed the Group’s annual forecast EBITDA or Revenue targets as set out in the relevant Business Plan for any consecutive two financial year periods.

22.3	Exceptions

None of the Parties nor any of their respective Controlled Entities are restricted from any of the following:

(a)	acquiring a business (“Acquired Business”) from anyone or carrying on a business through any Person acquired by it (“Acquired Company”) in each case where such Acquired Business includes a Restricted Business provided that the relevant Party complies with clause 22.4 and

(b)	carrying on any De Minimis Business.

22.4	Right of first refusal

(a)	If a Party or any of its Controlled Entities acquires an Acquired Business or an Acquired Company which is not a De Minimis Business, then the relevant Party must use reasonable endeavours to dispose of the relevant Restricted Business as soon as practicable and reasonable in the circumstances.

(b)	If the relevant Party or its Controlled Entity is successful in identifying a buyer for the Restricted Business carried on by the Acquired Business or Acquired Company (as the case may be) from whom the relevant Party or Controlled Entity has received an offer to purchase the Restricted Business, then the relevant Party must procure that the Restricted Business is offered for sale to the Company (by notice in writing) on no less favourable terms than the offer from the third party buyer.

(c)	The Company may elect to acquire the Restricted Business on such terms by giving notice in writing to the relevant Party within 5 Business Days of the date of the notice from that Party. If no such notice is given, the Company is deemed to have rejected the offer, and the Party (or its Controlled Entity) is free to dispose of the Restricted Business provided that such disposal is on no more favourable terms (to the buyer) than the terms offered to the Company.

(d)	If the Company accepts the offer, the Company must acquire the Restricted Business on the terms on which it was offered and on the date agreed between the Company and the relevant Party, or, failing agreement, on the date which is 15 Business Days after the date of the notice from the Company electing to acquired the Restricted Business.

Amended and Restated Sequel Shareholders Agreement	38

22.5	Non solicitation prohibitions

(a)	Subject to clauses 22.5(b) and 22.6, during the term of this agreement each Party agrees that it will not, and will procure that its Controlled Entities do not, without the prior written consent of each Representative, entice away or endeavour to entice away from the Group any Key Employee of the Group.

(b)	For the avoidance of doubt, a Party (or any of its Controlled Entities) may offer employment to Persons who, without any prior approach or communication from the Party (or any of its Controlled Entities), respond to general solicitations or advertisements.

22.6	SouFun general exception

(a)	Notwithstanding that members of the SouFun Group may from time to time be Controlled Entities of Telstra, this clause 22 does not restrict:

(i)	any member of the SouFun Group from carrying out any activity whatsoever; or

(ii)	Telstra from holding equity and other interests in the SouFun Group and from being involved and engaged in the business of the SouFun Group; or

(iii)	the SouFun Group soliciting any Key Employees as long as the Telstra Group does not initiate and is in no way involved in such solicitations.

(b)	For the avoidance of doubt:

(i)	the Parties acknowledge that Telstra has no liability under this clause 22 for any activities of any member of the SouFun Group or in respect of its investment in the SouFun Group; and

(ii)	Telstra must not disclose (and must procure that no Telstra Director discloses) any Confidential Information of the Company or any other member of the Group to the SouFun Group (or any member of it).

22.7	Orchid Entities exception

Notwithstanding clause 22.1, this clause 22 does not restrict any of the Orchid Entities from:

(a)	carrying out any activity whatsoever; or

(b)	holding equity and other interests in an entity which carries on a Restricted Business and from being involved and engaged in the Restricted Business,

Amended and Restated Sequel Shareholders Agreement	39

provided that nothing in this clause 22.7 permits or allows any Orchid Entity to disclose or permit the disclosure of any Confidential Information to any entity.

22.8	Acknowledgment

The Parties acknowledge that the Restraints are reasonable in the circumstance and necessary to project the Business.

22.9	Severance

Each of the Restraints has effect as a separate and severable prohibition or restriction and is to be enforced accordingly.

22.10	Definitions

For the purposes of this clause 22, the following capitalised terms have the following meanings:

(a)	Acquired Business has the meaning given in clause 22.3(a).

(b)	Acquired Company has the meaning given in clause 22.3(a).

(c)	De Minimis Business means any business activity that would otherwise constitute a Restricted Business that is carried on by an Acquired Company or Business if the revenues derived from the carrying out of the Restricted Business constitute less than 20% of the gross revenues of the Acquired Company or Acquired Business (as the case may be) for any 12 month period after its acquisition.

(d)	EBITDA means earnings before interest, tax, depreciation and amortisation.

(e)	Key Employee means the CEO, CFO and all direct reports to the CEO and other members of the Management Committee.

(f)	Restraints means the restraints and prohibitions contained in this clause 22.

(g)	Restricted Business means the carrying on of the Business as carried on by the Group and the Licence Companies immediately following the Completion.

(h)	Revenue means revenue determined in accordance with the Accounting Standards.

(i)	SouFun Group means SouFun Holdings Limited and any Person Controlled by SouFun Holdings Limited.

23	Information, insurance, records licences

23.1	Rights to information

A Representative may at all reasonable times and at the expense of the Shareholder Group of which it is the Representative:

(a)	discuss the affairs, finances and accounts of the Company and the Group with their officers and principal executives; and

Amended and Restated Sequel Shareholders Agreement	40

(b)	inspect and make copies of all books, records, accounts, documents and vouchers relating to the Business and the affairs of the Company and the Group.

23.2	Distribution of information by Directors and Shareholders

Each Party acknowledges and agrees that:

(a)	a Director may pass on any information received from the Group to its appointor and the appointor’s Affiliates on a confidential basis; and

(b)	each Shareholder may pass on any information received from the Group, a Director or a Representative on a confidential basis to:

(i)	that Shareholder’s Shareholder Group;

(ii)	an Affiliate of that Shareholder (except as prohibited under clause 22.6(b)(ii)); or

(iii)	the Shareholder’s professional advisers,

on the basis that the recipient agrees to keep the information confidential.

23.3	Obligation to keep confidential

Except as authorised under clauses 23.2 or 26, each Shareholder will otherwise keep all Confidential Information of the Group confidential.

23.4	lnsurance

The Shareholders undertake that they shall use their reasonable endeavours to procure that:

(a)	the Group maintains with a well established and reputable insurer prudent insurance in accordance with current industry practice from time to time against all risks usually insured against by companies carrying on the same or similar business to the Business which shall include product liability insurance, insurance against loss of profits and consequential loss and insurance for the full replacement or reinstatement value of all its assets of all insurable nature;

(b)	the Group purchases and maintains directors and officers insurance with a well established and reputable insurer in respect of its directors and officers on terms satisfactory to the Board;

(c)	the Group keeps proper books of account and makes true and complete entries of all its dealings and transactions of and in relation to the Business; and

Amended and Restated Sequel Shareholders Agreement	41

(d)	the Group shall use its best endeavours to obtain and maintain in full force and effect all approvals, consents or licences necessary for the conduct of the Business.

23.5	Records and licences

The Shareholders undertake that they shall use their reasonable endeavours to procure that:

(a)	the Group keeps proper books of account and makes true and complete entries of all its dealings and transactions of and in relation to the Business; and

(b)	the Group shall use its best endeavours to obtain and maintain in full force and effect all approvals, consents or licences necessary for the conduct of the Business.

24	Condition precedent, duration and termination

24.1	[Reserved]

24.2	Term

Subject to the other provisions of this agreement, this agreement shall continue in full force and effect without limit in point of time until the earlier of:

(a)	the Representatives of all Shareholder Groups agree in writing to terminate this agreement; and

(b)	termination occurs pursuant to clause 21.3: and

(c)	an effective resolution is passed or a binding order is made for the winding-up of the Company other than to effect a scheme of reconstruction or amalgamation,

provided that this agreement shall cease to have effect as regards any Shareholder who ceases to hold any Shares save for any of its provisions which are expressed to continue in force after termination.

24.3	Surviving clauses

Termination of this agreement for any cause shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant Shareholder prior to the termination or which thereafter may accrue in respect of any act or omission prior to the termination. This clause 24 and clauses 25 and 26 shall survive the termination of this agreement.

Amended and Restated Sequel Shareholders Agreement	42

25	Public announcements

25.1	Shareholder approval

A Shareholder must not make any public announcement or issue any circular relating to the Group or this agreement without the prior written approval of the Representatives of each Shareholder Group. This does not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange, but the Party with an obligation to make an announcement or issue a circular shall consult with the other Representatives of the other Shareholder Groups so far as is reasonably practicable before complying with this obligation.

25.2	Oral statements

The Shareholders intend that any oral statements made or replies to questions given by any Shareholder relating to the Group shall be consistent with any public announcements or circulars made in accordance with clause 25.1.

26	Confidentiality

26.1	Confidentiality

(a)	Subject to clauses 25.1 and 26.1(b):

(i)	each of the Parties shall treat as strictly confidential and not disclose or use any documents, materials and other information, in whatever form, whether technical or commercial, received or obtained by it prior to entering into this agreement or as a result of entering into this agreement or any other Transaction Document (or any agreement entered into pursuant to this agreement or any Transaction Document), in each case which relates to:

(A)	the provisions of this agreement and any agreement entered into in relation to this agreement; or

(B)	the negotiations relating to this agreement (and any other agreements entered into in relation to this agreement);

(ii)	each Party shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of any other Party or any member of their Shareholder Group; and

(iii)	each Party shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of the Group or the Licence Companies.

Amended and Restated Sequel Shareholders Agreement	43

(b)	Clause 26.1(a) shall not prohibit disclosure or use of any information if and to the extent:

(i)	the disclosure or use is required by law, any regulatory body or any Exchange on which the shares of any Party or Telstra Corporation Limited are listed;

(ii)	the disclosure or use is required to vest the full benefit of this agreement in any Party;

(iii)	the disclosure or use is required for the purpose of any judicial proceedings arising out of this agreement or any other agreement entered into under or pursuant to this agreement or the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing Party;

(iv)	the disclosure is made to professional advisers or actual or potential financiers of any Party on a need to know basis and on terms that these professional advisers or actual or potential financiers undertake to comply with the provisions of clause 26.1(a) in respect of such information as if they were a party to this agreement;

(v)	the information is or becomes publicly available (other than by breach of this agreement);

(vi)	the disclosure is made on a confidential basis to potential purchasers of all or part of any Party or to their professional advisers or financiers provided that any of these persons need to know the information for the purposes of considering, evaluating, advising on or furthering the potential purchase;

(vii)	the other Party has given prior written approval, such approval not to be unreasonably withheld or delayed, to the disclosure or use (including without limitation disclosure or use for the purposes of publicising the transactions the subject of this agreement or any other Transaction Document);

(viii)	the information is independently developed after Completion; or

(ix)	the disclosure or use is a disclosure by Telstra to any of its Affiliates, is on a need to know basis and Telstra uses reasonable endeavours to ensure that the relevant Affiliate is aware of and complies with the confidentiality obligations set out in this clause 26, provided that prior to disclosure or use of any information pursuant to clauses 26.1(b)(i), 26.1(b)(ii) or 26.1(b)(iii), the Party concerned shall promptly notify the other Parties of these requirements with a view to providing the other Parties with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

(c)	A recipient of information may disclose the Confidential Information to its shareholders, employees, directors, representatives and agents only to the extent reasonably necessary for the achievement of the objectives of this agreement and the other Transaction Documents. A recipient of information shall ensure that its relevant shareholders, employees, directors, representatives and agents are aware of and comply with the confidentiality obligations set out in this clause 26. The disclosing Party shall remain responsible for any breach of this clause 26 by the person to whom that Confidential Information is disclosed.

Amended and Restated Sequel Shareholders Agreement	44

26.2	Damages not an adequate remedy

Without prejudice to any other rights or remedies which a Party may have, the parties acknowledge and agree that damages would not be an adequate remedy for any breach of this clause 26 and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of this provision and no proof of special damages shall be necessary for the enforcement of the rights under this clause 26.

26.3	Survival

The provisions of this clause 26 shall survive the termination of this agreement for whatever cause.

27	Whole agreement and remedies

27.1	Whole agreement

This agreement contains the whole agreement between the Parties relating to the subject matter of this agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this agreement. In this clause 27.1, “this agreement” includes the Transaction Documents and all documents entered into pursuant to the Transaction Documents.

27.2	Legal advice

Each Party to this agreement confirms it has received independent legal advice relating to all the matters provided for in this agreement, including the provisions of this clause 27, and agrees, having considered the terms of this clause 27 and the agreement as a whole, that the provisions of this clause 27 are fair and reasonable.

28	General

28.1	Warranties

Each of the Shareholders warrants to the others that:

(a)	it has the full power and authority to enter into and to perform its obligations under this agreement which when executed will constitute valid and binding obligations on it in accordance with its terms; and

Amended and Restated Sequel Shareholders Agreement	45

(b)	the entry and delivery of and the performance by it of this agreement will not result in any breach of any provision of its memorandum and articles of association or result in any claim by a third party against the other Shareholders or any Group Company.

28.2	Conflict with the Articles

In the event of any ambiguity or discrepancy between the provisions of this agreement and the Articles, it is intended that the provisions of this agreement shall prevail and accordingly the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this agreement and shall further if necessary procure any required amendment to the Articles.

28.3	Release etc.

Any Liability to any Party under this agreement may in whole or in part be released, compounded or compromised or time or indulgence given by that Party in its absolute discretion as regards any Party under such liability without in any way prejudicing or affecting its rights against any other Party under the same or a like liability, whether joint and several or otherwise.

28.4	Waiver

No failure of any Party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this agreement (each a “Right”) shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right. The Rights provided in this agreement are cumulative and not exclusive of any other Rights (whether provided by law or otherwise). Any express waiver of any breach of this agreement shall not be deemed to be a waiver of any subsequent breach.

28.5	Variation

No variation of this agreement shall be effective unless in writing and signed by the Representatives of all Shareholder Groups.

28.6	No Assignment

(a)	This agreement shall be binding on and inure to the benefit of the Parties and their successors and permitted assigns.

(b)	Other than in connection with a Transfer of Shares by a Shareholder pursuant to this agreement, and except as otherwise expressly provided in this agreement, no Party may without the prior written consent of the other Parties, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this agreement.

28.7	Time of the essence

Time shall be of the essence of this agreement, both as regards any dates, times and periods mentioned and as regards any dates, times and periods which may be substituted for them in accordance with this agreement or by agreement in writing between the Parties.

Amended and Restated Sequel Shareholders Agreement	46

28.8	Further assurance

At any time after the date of this agreement the Parties shall, and shall use all reasonable endeavours to procure that any necessary third party shall, at the cost of the relevant Party execute all documents and do all acts and things as that Party may reasonably require for the purpose of giving to that Party the full benefit of all the provisions of this agreement.

28.9	Invalidity

(a)	If any provision in this agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties.

(b)	To the extent it is not possible to delete or modify the provision, in whole or in part, under clause 28.9(a), then this provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this agreement and the legality, validity and enforceability of the remainder of this agreement shall, subject to any deletion or modification made under clause 28.9(a), not be affected.

28.10	Counterparts

This agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this agreement by executing any such counterpart.

28.11	Costs

Each Party shall bear all costs (other than stamp duty which shall be borne equally) incurred by it in connection with the preparation, negotiation and entry into this agreement and the documents to be entered into pursuant to it.

29	Notices

29.1	Notices

(a)	Any notice or other communication in connection with this agreement (each, a “Notice”) shall be:

(i)	in writing in English;

(ii)	delivered by hand, fax, registered post or by courier using an internationally recognised courier company.

Amended and Restated Sequel Shareholders Agreement	47

(b)	A Notice to the Telstra Shareholder Group or any member of the Telstra Shareholder Group shall be sent with a copy to Telstra Corporation Limited and the Telstra Representative at the following addresses, or such other persons or addresses as Telstra may notify to the other Parties from time to time:

Telstra Holdings Pty Ltd

Level 24, Unit 26-32 China World Tower 1

No 1 Jianguomenwai

Beijing 100004

People’s Republic of China

Fax: (+852) 2827 1163

Attention: President, Telstra Asia

Telstra Representative: Tarek Robbiati

with a copy to:

Telstra Corporation Limited

41/242 Exhibition Street

Melbourne 3000

Australia

Fax: (+61 3) 9632 3215

Attention: Carmel Mulhern, Company Secretary

(c)	A Notice to the Andy/Peter Shareholder Group or any member of the Andy/Peter Shareholder Group shall be sent with a copy to the Andy/Peter Representative at the following addresses, or any other person or address as the Andy/Peter Representative may notify to the other parties from time to time:

Andy/Peter Representative: (Li Xiang)

3 B 11 1101

Fax: (+86) 010-82607799-5

(d)	A Notice to the Norman Shareholder Group or any member of the Norman Shareholder Group shall be sent with a copy to the Norman Representative at the following addresses, or any other person or address as the Norman Representative may notify to the other parties from time to time:

Norman Representative: (Lan Jiang)

19/F, Zijin Tower

68 Wan Quan He Road Haidian District

Beijing, 100086, PRC

Amended and Restated Sequel Shareholders Agreement	48

(e)	A Notice to the Company shall be sent to the following address, or any other person or address as the Company may notify to the other Parties from time to time:

Sequel Limited

19/F, Zijin Tower

68 Wan Quan He Road

Hai Dian District

Beijing, 100086, PRC

Attention: Qin Zhi

with a copy to:

Telstra Holdings Pty Ltd

Level 24, Unit 26-32 China World Tower 1

No 1 Jianguomenwai

Beijing 100004

People’s Republic of China

Fax: (+852) 2827 1163

Attention: Chen Xiaowei

(f)	A Notice to:

(i)	the Licence Company Owners within the Andy Group may instead be provided to the Andy/Peter Representative.

(g)	A Notice to any one of the Controllers may instead be provided to the Representative of the relevant Shareholder Group in which the Shareholder Controlled by the Controller is a member.

(h)	A Notice to any one of the Poptop Permitted Transferees may instead be provided to the Andy/Peter Representative.

(i)	A Notice to any one of the Lansong & Li Permitted Transferees may instead be provided to the Norman Representative.

(j)	A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)	at the time of delivery if delivered by hand, registered post or courier;

(ii)	at the time of transmission in legible form, if delivered by fax.

29.2	Service of process

Notwithstanding anything else in this agreement, the parties expressly acknowledge that service of process may be served on them by delivery of the requisite documents as follows:

(a)	in respect of the Andy/Peter Shareholder Group or any member of the Andy/Peter Shareholder Group, the Licence Company Owners within the Andy Group, a relevant Controller or any one of the Poptop Permitted Transferees, documents may be delivered to the Andy/Peter Representative at the following address:

Amended and Restated Sequel Shareholders Agreement	49

Care of: Gordon Ng & Co.

in association with Hogan & Hartson LLP

Suite 2101, Two Pacific Place

88 Queensway

Hong Kong

Phone:(+852) 2151 5858

Fax: (+852) 21515868

Attention: Roger Peng/Gordon Ng

(b)	in respect of the Norman Shareholder Group or any member of the Norman Shareholder Group, a relevant Controller or any one of the Lansong & Li Permitted Transferees, documents may be delivered to the Norman Representative at the following address:

Care of: (Union Tough Advertisement Limited)

Unit 503, 5/FL Silvercord

Tower 2, 30 Canon Road

Tsim Sha Tsui, Kowloon

Hong Kong

Attention: (Lan Jiang)

(c)	in respect of the Telstra Shareholder Group or any member of the Telstra Shareholder Group or the Company to the Telstra Representative at the following address:

Care of: Mallesons Stephen Jaques

37th Floor

Two International Finance Centre

8 Finance Street

Hong Kong

Attention: Simon Milne/Hayden Flinn

30	Settlement of Disputes

30.1	Reasonable endeavours

If any Dispute arises between the Parties in connection with this agreement, the Parties shall use all reasonable endeavours to resolve the matter amicably.

30.2	Meeting

If a Party gives the other Parties written notice that a material Dispute has arisen and the Parties are unable to resolve the Dispute within 10 Business Days of service of the notice, then a meeting shall be held between:

(a)	the Andy/Peter Representative, on behalf of:

(i)	the Andy/Peter Shareholder Group;

Amended and Restated Sequel Shareholders Agreement	50

(ii)	any Licence Company Owner who Controls a Licence Company within the Andy Group;

(iii)	any Controller who Controls a Shareholder in the Andy/Peter Shareholder Group; and

(iv)	the Poptop Permitted Transferees;

(b)	the Norman Representative, on behalf of:

(i)	the Norman Shareholder Group;

(ii)	any Controller who Controls a Shareholder in the Norman Shareholder Group; and

(iii)	the Lansong & Li Permitted Transferees;

(c)	the Telstra Representative, on behalf of the Telstra Shareholder Group.

30.3	Reference to arbitration

If either:

(a)	notwithstanding such meeting, the Parties are unable to resolve the Dispute within 20 Business Days of service of the notice; or

(b)	no such meeting takes place for any reason within 20 Business Days of service of the notice,

then any Representative shall be entitled to refer the Dispute to arbitration under this agreement.

30.4	Arbitration rules

Subject to clauses 30.1 to 30.3, any dispute other than a dispute for which this agreement provides another means of resolution but including any question regarding its existence, breach, validity or termination (“Dispute”) shall be referred to and finally resolved by binding arbitration in Hong Kong under the UNCITRAL Arbitration Rules and must be administered by the HKIAC in accordance with its practice rules and regulations, as the UNCITRAL Arbitration Rules and the HKIAC practice rules and regulations may be amended by this clause 30.

30.5	Language of proceedings

The language to be used in the arbitration proceedings shall be English.

30.6	Place of arbitration

The place of arbitration shall be Hong Kong.

Amended and Restated Sequel Shareholders Agreement	51

30.7	Constitution of the arbitral tribunal

There shall be 3 arbitrators. The Parties to the dispute will use reasonable efforts to jointly appoint 2 arbitrators. If the relevant Parties cannot agree on the 2 arbitrators within 10 Business Days, then any Party to the Dispute may request the Chairman or Deputy Chairman of the HKIAC to appoint 2 arbitrators on behalf of the Parties to the dispute. The arbitrators so appointed shall jointly appoint the third arbitrator, who shall preside as chairman. In the event that the 2 arbitrators cannot agree on the third arbitrator within 10 Business Days after they are appointed by the parties (or by the Chairman or Deputy Chairman of the HKIAC, as the case may be), the third arbitrator shall be appointed by the Chairman or Deputy Chairman of the HKIAC.

30.8	Qualifications of arbitrators

No person shall be nominated or appointed as an arbitrator under clause 30.7 unless that person has substantial experience of commercial disputes.

30.9	Arbitration award to be final and binding

The arbitration award shall be final and binding on the parties and the parties agree to be bound by it and to act accordingly. The content, existence and award of any arbitral proceedings hereunder shall be confidential. The costs of arbitration and reasonable legal fees shall be borne by the losing party, unless otherwise determined by the arbitration award.

30.10	Enforcement of arbitration awards

Judgment upon any award rendered by the arbitral tribunal may be entered, and application for judicial confirmation or recognition or enforcement of the award may be made in any court of competent jurisdiction, and each of the parties hereto irrevocably submits to the jurisdiction of such court for purposes of enforcement of this clause 30 or for confirmation or recognition or enforcement of any award rendered by the arbitral tribunal in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

31	Governing law and submission jurisdiction

31.1	Governing Law

This agreement and the documents to be entered into pursuant to it, save as expressly referred to therein, shall be governed by and construed in accordance with Hong Kong law.

31.2	Submission to Jurisdiction

Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong to support and assist the arbitration process pursuant to clause 30, including if necessary the grant of interlocutory relief pending the outcome of that process.

32	Authority to deliver

The signature or sealing of this agreement by or on behalf of a party shall constitute an authority to the solicitors, or an agent or employee of the solicitors, acting for that party in connection with this agreement to deliver it as a deed on behalf of that party.

Amended and Restated Sequel Shareholders Agreement	52

33	Guarantee and undertaking by Controllers

33.1	General prohibition

Without the prior written consent of all Shareholder Groups through their respective Representatives, a Controller must not:

(a)	Transfer, or agree to Transfer;

(b)	terminate or liquidate; or

(c)	merge or split,

any Controlled Entity of that Controller that:

(d)	is a Shareholder;

(e)	is a Licence Company; or

(f)	Controls a Shareholder or a Licence Company.

33.2	Guarantee by Controllers

(a)	In consideration of the other Parties entering into this agreement, each Controller undertakes to the Parties that it will guarantee, as sole or principal obligor to the Parties, the due and punctual performance by each Shareholder Controlled by that Controller of all obligations, commitments and undertakings under or pursuant to this agreement (and each Transaction Document to which the Shareholder is a party).

(b)	Each Controller shall indemnify each other Party against all losses, liabilities, costs (including without limitation legal costs), charges, expenses, actions, proceedings, claims and demands which any Party may suffer through or arising from any breach of the Controller of its obligations under this agreement or incurred by that Party in the course of enforcing its rights under this clause 33.

(c)	This guarantee is given for the benefit of the Parties and its respective successors and assigns and shall be binding on each controller and its successors and assigns.

34	Maximum liability of each Orchid Entity

Notwithstanding anything else in this agreement, in respect of each Orchid Entity, its Liability under this agreement and the Sequel Media Shareholders Agreement for all breaches is limited to the aggregate amount of the First Instalment Cash Amount and the Second Instalment Cash Amount which that Orchid Entity is paid under the Norman Share Purchase Agreement.

EXECUTED as a deed

Amended and Restated Sequel Shareholders Agreement	53

Amended and Restated Sequal Shareholders Agreement

Schedule Recital C - Issued Share capital of the Company

Entity	% of shareholding in Sequel Limited	Number of Shares in Sequel Limited
Telstra Holdings Pty Ltd	55.00%	55,000,000
Orchid Asia III, LP	5.25%	5,245,700
Orchid Asia Co-Investment Limited	0.28%	276,100
New Access Capital International Limited	0.36%	357,700
West Crest Limited	18.43%	18,434,908
Stong Bond Ltd.	2.39%	2,392,796
Eight Dragon Success Ltd.	2.39%	2,392,796
AutoLee Ltd.	5.07%	5,066,483
Future Power Holdings Limited	3.04%	3,044,778
Right Brain Limited	4.11%	4,112,623
Richstar Investments Group Limited	2.61%	2,609,810
Symmetrysky Ltd.	0.85%	851,813
Hawthorn Tree Ltd.	0.21%	214,493

Amended and Restated Sequel Shareholders Agreement	54

Schedule 1 - Interpretation

Part A - Definitions

These meanings apply unless contrary intention appears:

10.2 Transferee has the meaning given to it in clause 10.2.

10.3 Transferee has the meaning given to it in clause 10.3.

10.4 Transferee has the meaning given to it in clause 10.4.

Acceptance Notice has the meaning given to it in clause 10.7(a).

Acceptance Period has the meaning given to it in clause 10.6(b)(i).

Accession Agreement means an accession agreement in the form set out in schedule 1.1A.

Accounting Standards means the International Financial Reporting Standards issued by the International Accounting Standards Board as current from time to time.

Additional Default Notice has the meaning given in clause 11.3.

Advertising Licence means a statutory or regulatory licence, consent, permit or approval which is necessary or desirable for the conduct of an advertising business in the PRC and includes a business licence issued by the State Administration for Industry and Commerce which specifically includes operating an advertising business within the business scope of the entity to which it is issued.

Advertising Licence Company means any PRC company forming part of the Group or with which the Group or any member of the Group has contracts equivalent to the Structure Contracts and which holds or is in the process of applying for any Advertising Licence and which as at the date of this agreement, includes:

(a)	(Beijing Autohome Information Technologies Limited);

(b)	(Beijing Shengtuo Hongyuan Information Technologies Limited) ;

(c)	(Beijing Shengtuo Autohome Advertising Limited);

(d)	(Beijing Shengtuo Chengshi Advertising Limited); and

Amended and Restated Sequel Shareholders Agreement	55

(e)	(Shijiazhuang Xinfeng Advertising Limited).

and their branches, subsidiaries, and persons that each of them directly or indirectly Controls or is under direct or indirect common Control with these persons.

Affiliate means, with respect to any Person, any party that directly or indirectly through one or more intermediaries, Controls or is Controlled by such Person or is under direct or indirect common Control with such Person.

Andy Company means Cheerbright International Holdings Limited (Company Number 1032737), a company incorporated in the British Virgin Islands and having its registered office at P.O Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands.

Andy Group means Andy Company, its subsidiaries and the Licence Companies Controlled by the Andy Company, its subsidiaries or the members of the Andy Shareholder Group immediately before Completion.

Andy/Peter Claimant has the meaning given in clause 12.1(c) of schedule 3 .

Andy/Peter Directors means the Directors appointed by the Andy/Peter Shareholder Group in accordance with clause 5.4 of this agreement and Andy/Peter Director, means any one of them.

Andy/Peter Representative means the person appointed under clause 12.2(a) of schedule 3.

Andy/Peter Share Purchase Agreement has the meaning given to it in Recital A.

Andy/Peter Shareholder Group comprises all of the following Persons:

(a)	Poptop;

(b)	Poptop BVI Companies;

(c)	any Poptop Permitted Transferee; and

(d)	any Transferee of Shares from an Andy/Peter Shareholder (or from any Transferee of an Andy/Peter Shareholder) from time to time (if any) other than a member of another Shareholder Group,

in each case while that Person holds Shares.

Andy/Peter Shareholders means the members of the Andy/Peter Shareholder Group from time to time. The Andy/Peter Shareholders as at the date of this agreement are listed in part A and G of schedule 1.1B.

Articles mean the articles of association of the Company as amended from time to time.

Assurance has the meaning given in clause 21.1(c).

Amended and Restated Sequel Shareholders Agreement	56

Audited Accounts mean:

(a)	the report and audited accounts of the Company, each Group Company and each Licence Company; and

(b)	the audited consolidated accounts of the Group and all Licence Companies,

for the financial period ending on the relevant balance sheet date and prepared in accordance with the Accounting Standards.

Audit and Compliance Committee means the audit and compliance committee constituted under clause 5.14(b)(i).

Auditors mean Ernst & Young or any other firm of Chartered Accountants appointed auditors of the Company from time to time.

Board means the board of directors of the Company or an authorised committee of the Board.

Budget means the budget for the Group in the form set out in schedule 1.1C as approved, or deemed to be approved by the Board and as may be amended from time to time in accordance with clause 8.3.

Business means the business of auto and information technology related online advertising.

Business Day means a day other than a Saturday, Sunday or public holiday in Hong Kong, Sydney or Beijing or a day on which there is a public warning in Hong Kong of a typhoon signal 8 or greater.

Business Plan means the business plan for the Group in the form set out in schedule 1.1D as approved, or deemed to be approved by the Board and as may be amended from time to time in accordance with clause 8.3.

Cayman Companies Law means Companies Law (2010 Revision) of the Cayman Islands.

CEO means the Chief Executive Officer of the Company from time to time.

CFO means the Chief Financial Officer of the Company from time to time.

Chairman means the Chairman of the Board from time to time.

Circular 75 means circular 75 issued by the PRC State Administration of Foreign Exchange on 21 October 2005, including any implementing rules and official interpretation, as amended from time to time.

Claim includes any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

Committee has the meaning given in clause 5.14(a).

Company means Sequel Limited, a company incorporated in the Cayman Islands and having its registered office at c/o Walkers SPV Limited, Walker House, 87 Mary Street, GeorgeTown, Grand Cayman, Cayman Islands KY1-9001.

Amended and Restated Sequel Shareholders Agreement	57

Completion means the completion of the sale and purchase under:

(a)	the Andy/Peter Share Purchase Agreement; and

(b)	the Norman Share Purchase Agreement,

in each case in accordance with its terms.

Compliance Plan means the compliance plan developed and approved in accordance with clause 2 of schedule 5.14(b) as amended from time to time.

Confidential Information means any information:

(a)	relating to the customers, Business, assets or affairs of any Group Company which they may have or acquire through ownership of an interest in the Company;

(b)	relating to the customers, business, assets or affairs of the other Parties or any member of their group which they may have or acquire through being a Shareholder or making appointments to the Board or through the exercise of its rights or performance of its obligations under this agreement; or

(c)	which relates to the contents of any Transaction Document or any agreement or arrangement entered into pursuant to any Transaction Document.

Control means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlled” and “Controls” must be construed accordingly. Without limiting the foregoing, a Person who owns directly or indirectly 50% or more of the voting securities of another Person is to be considered as possessing the power to Control such other Person.

Controlled Entity in relation to a Party means a Person who or which is Controlled by that Party.

Controllers means any Party who Controls a Shareholder and includes the Parties listed in part D of schedule 1.1B as Controllers and Controller means any one of them.

Default Notice shall have the meaning given to it in clause 11.3(a).

Default Sale Shares shall have the meaning given to it in clause 11.3(a).

Directors means the Telstra Directors, the Andy/Peter Directors and the Norman Directors, and Director means any one of them.

Dispute shall have the meaning given to it in clause 30.4.

Drag Along Notice means a notice provided by a Dragging Shareholder to the Dragged Shareholders, under clause 10.12.

Dragged Shareholder has the meaning given in clause 10.12(b).

Dragging Shareholder has the meaning given in clause 10.12(b).

Amended and Restated Sequel Shareholders Agreement	58

Encumbrance means any claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, usufruct, retention of title, right of pre-emption, right of first refusal or other third party rights or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing and Encumber shall be construed accordingly.

Event of Default shall have the meaning given to it in clause 11.1.

Exchange means any of the Stock Exchange of Hong Long Limited, NASDAQ or any other internationally recognised stock exchange.

Fair Value means fair value of shares to be transferred pursuant to this agreement as determined in accordance with schedule 1.1E.

Family Member means in respect of a Shareholder that is a natural person, any of that person’s:

(c)	spouse;

(d)	issue; and

(e)	parents.

First Instalment Cash Amount has the meaning given in the Norman Share Purchase Agreement.

Fully Exercised Basis means a relevant calculation made on the assumption that all options, warrants and convertible securities that are convertible into or exercisable or exchangeable for Shares have been so converted (including without limitation conversion of any rights issued under any Company employee share option plan), exercised or exchanged.

Government Agency means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

Group means the Company and its subsidiaries, and Group Company means any one of them.

HKIAC means the Hong Kong International Arbitration Centre.

Hong Kong means the Hong Kong Special Administrative Region of the People’s Republic of China.

Independent Expert means the person appointed as expert jointly by the Representative of the Initiating Party and the Representative of the Transferor Party or if they do not agree on the person to be appointed within 5 Business Days of one party requesting appointment, the accountant appointed by the President of the Hong Kong Institute of Certified Public Accountants at the request of either Representative.

Initiating Party has the meaning given in clause 1.1 of schedule 1.1E.

Amended and Restated Sequel Shareholders Agreement	59

Insolvency Event means the occurrence of any of the following events in relation to a person:

(a)	that person is unable or admits inability to pay its debts as they fall due or suspends making payments on any of its debts other than in connection with a bona fide dispute;

(b)	the value of the assets of that person is less than its liabilities and, in the case of a legal entity, “assets” means the person’s unconsolidated gross assets and the “liabilities” means the person’s unconsolidated gross liabilities (including contingent liabilities), as shown in its latest audited balance sheet;

(c)	any expropriation, attachment, sequestration or compulsory execution affects any substantial portion of the assets of that person and is not discharged within 30 days;

(d)	the person is declared bankrupt, any Insolvency Proceedings are commenced by that person, or any Insolvency Proceedings are commenced against that person and have not stayed or discharged within 60 days; or

(e)	enforcement of any security over any of its assets.

Insolvency Notice has the meaning given in clause 12.2(a).

Insolvency Proceeding means, in relation to a person, any corporate action, legal proceedings or other procedure or step taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, bankruptcy or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of that person;

(b)	a composition, assignment or arrangement with any creditor of that person;

(c)	or any analogous procedure or step taken in any jurisdiction.

Insolvency Sale Shares has the meaning given in clause 12.2(a).

Insolvent Shareholder has the meaning given in clause 12.1.

Invitation to Tag Along means a notice given by a Seller to the Tag Along Shareholders, offering each of them a Tag Along Option under clause 10.10.

IPO means a public offering of the Company’s ordinary shares in any jurisdiction which results in such ordinary shares trading publicly on an Exchange.

IPO Value means, in relation to an IPO, the amount equal to A x B, where:

A =     the offer price per Share for the IPO; and

B =     the number of Shares on a Fully Exercised Basis immediately prior to the relevant IPO.

Lansong & Li BVI Companies mean the Persons listed in Part H of Schedule 1.1B.

Lansong & Li Permitted Transferee means the Persons listed in part F of schedule 1.1B.

Amended and Restated Sequel Shareholders Agreement	60

Liability means any liability or obligation (whether actual, contingent or prospective), including for any Loss irrespective of when the acts, events or things giving rise to the liability occurred.

LIBOR means the British Bankers’ Association Interest Settlement Rate for 1 month sterling displayed on the appropriate page of the Reuters screen (or such other page as the Parties may agree) at 11.00 a.m., London time, on the first day of the period to which any interest period relates (the “Relevant Date”). If such rate does not appear on the Reuters screen page on the Relevant Date, the rate for that Relevant Date will be determined on the basis of the rates at which deposits for 1 month sterling are offered by HSBC Bank at 11.00 a.m., London time, on the Relevant Date to leading banks in the London inter bank market.

Licence means a statutory or regulatory licence, consent, permit or approval which is necessary or desirable for the operation and development of the Business and includes without limitation:

(a)	any licence listed in the Ministry of Information Industry Classification Catalogue (2003 edition or as subsequently amended);

(b)	any Value-added Telecommunications Services Operating Licence listed in the aforementioned catalogue, including the Telecommunications and Information Services Licence (or ICP Licence); and

(c)	any Advertising Licence.

Licence Companies means the Advertising Licence Companies and Telecommunications Licence Companies, and Licence Company means any one of them.

Licence Company Transfer Events has the meaning given in clause 15.3.

Licence Company Interests means the interest in the registered capital of a Licence Company.

Licence Company Notice means a notice in writing issued by the Company exercising the right to purchase Licence Company Interests in accordance with clause 15.3(d).

Licence Company Owners means the Parties who hold an equity interest directly in any Licence Company, whether jointly with another person or otherwise and includes the persons listed in part C of schedule 1.1B and Licence Company Owner means any one of them.

Loss means all damage, loss, cost and expense (including legal costs and expenses of whatsoever nature or description).

Management Committee means the management committee constituted under clause 5.14(b)(ii).

Norman Claimant has the meaning given in clause 13.1(c) of schedule 3.

Norman Company means Norstar Advertising Media Holdings Limited, a company incorporated in the Cayman Islands and having its registered office at the offices of M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

Amended and Restated Sequel Shareholders Agreement	61

Norman Directors means the Directors appointed by the Norman Shareholder Group in accordance with clause 5.5 of this agreement and Norman Director, means any one of them.

Norman Group means Norman Company, its subsidiaries and the Licence Companies Controlled by the Norman Company, its subsidiaries or the members of the Norman Shareholder Group immediately before Completion.

Norman Representative means the person appointed under clause 13.2(a) of schedule 3.

Norman Share Purchase Agreement has the meaning ascribed to it in Recital B.

Norman Shareholder Group comprises all of the following Persons:

(a)	Norman Shareholders; and

(b)	any Transferee of Shares from a Norman Shareholder (or from any Transferee of a Norman Shareholder) from time to time (if any) other than a member of another Shareholder Group,

in each case while that Person holds Shares.

Norman Shareholders means the members of the Norman Shareholder Group from time to time. The Norman Shareholders as at the date of this agreement are listed in part B and H of schedule 1.1B.

Notice has the meaning given to it in clause 29.1.

Offer has the meaning given to it in clause 10.6(a).

Offeror has the meaning given to it in clause 10.6(a).

Offer Shares has the meaning given to it in clause 10.6(a).

Orchid Entities means Orchid Asia Co-Investment Limited, Orchid Asia III, LP and New Access Capital International Limited and Orchid Entity means any one of them.

Ordinary Directors’ Resolution means a resolution of the Directors which is approved by the Directors present and voting (who are not disqualified from voting on that resolution) who between them hold more than one half of the total number of votes that may be exercised by all of the Directors who are not disqualified from voting on that resolution and who are present and voting on that resolution.

Parties means the parties to this agreement and Party means any one of them.

Permitted Condition means a bona fide material consent, clearance, approval or permission necessary to enable the relevant person to be able to complete a transfer of Shares under:

(a)	its constitutional documents;

Amended and Restated Sequel Shareholders Agreement	62

(b)	the rules or regulations of any stock exchange on which it or its parent company is quoted; or

(c)	any governmental, statutory or regulatory body in those jurisdictions where that person carries on business.

Person includes a reference to any individual, company, corporation, enterprise or other economic organisation, governmental authority or agency or any joint venture, partnership, trust, firm or association (whether or not having separate legal personality) and a reference to that Person’s successors and permitted assigns.

Peter Company means China Topside Limited (Company Number 1033259), a company incorporated in the British Virgin Islands and having its registered office at P.O Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands.

Peter Group means Peter Company, its subsidiaries and the Licence Companies Controlled by the Peter Company, its subsidiaries or the members of the Peter Shareholder Group immediately before Completion.

Poptop means Poptop Limited (Company Number 1427553), a company incorporated in the British Virgin Islands and having its registered office at c/- Commonwealth Trust Limited, P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands.

Poptop BVI Companies mean the Persons listed in Part G of Schedule 1.1B.

Poptop Permitted Transferee means the Persons listed in part E of schedule 1.1B.

PRC means the People’s Republic of China, which for the purposes of this agreement, excludes Hong Kong, Macau and Taiwan.

Registrable Securities means the ordinary shares of the Company held by the Shareholders.

Related Party Proposal means any proposal by the Company or a Party or an Affiliate of a Party for the Company to enter into or vary any agreement, arrangement or understanding with a Party or an Affiliate of a Party, or to exercise, enforce, waive rights in relation to, or not comply with, such agreement, arrangement or understanding.

Remaining Shareholders has the meaning given to it in clause 10.6(a).

Representative means the Telstra Representative, the Andy/Peter Representative or the Norman Representative, as the context requires.

Remuneration Committee means the remuneration committee constituted under clause 5.14(b)(ii).

Respective Proportion means:

(a)	when used in relation to all Shareholders, the proportion which their respective Shareholdings bear to all of the issued Shares; or

Amended and Restated Sequel Shareholders Agreement	63

(b)	when used in relation to less than all the Shareholders, the proportions which their respective Shareholdings bear to their aggregate Shareholding.

Right has the meaning given in clause 28.4.

Second Instalment Cash Amount has the meaning given in the Norman Share Purchase Agreement.

Sequel Media Inc. means Sequel Media Inc., a company incorporated in the Cayman Islands and having its registered office at Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands.

Shareholders means a Party to this agreement that holds Shares from time to time and Shareholder means any one of them.

Shareholder Group means any of the Telstra Shareholder Group (collectively), the Andy/Peter Shareholders (collectively) and the Norman Shareholders (collectively).

Shareholding means the Shares held by a Shareholder.

Shares mean issued ordinary shares in the Company and:

(a)	any shares issued in exchange for those shares or by way of conversion or reclassification; and

(b)	any shares representing or deriving from those shares as a result of an increase in, reorganisation or variation of the capital of the Company.

Special Majority Shareholders Resolution means a resolution of the Shareholders which is approved by Shareholders who between them hold not less than 95% of the total number of Shares held by all of the Shareholders.

Structure Contracts mean the agreements entered into between the Group Companies and the Licence Companies and/or shareholders of the Licence Companies as more particularly described in schedule 1.1F of this agreement.

Supervisor means a supervisor of a company established under the company law of the PRC who has the powers and responsibilities set forth in the company law of the PRC.

Tag Along Option has the meaning given to it in clause 10.10(b).

Tag Along Shareholder has the meaning given to it in clause 10.10(a).

Tax means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto.

Amended and Restated Sequel Shareholders Agreement	64

Tax Authority means any taxing or other authority competent to impose any liability in respect of Tax or responsible for the administration and/or collection of Tax or enforcement of any law in relation to Tax.

Telecommunications Licence Company means any PRC company forming part of the Group or with which the Group or any member of the Group has contracts equivalent to the Structure Contracts and which holds or is in the process of applying for any Licence (other than an Advertising Licence) and which as at the date of this agreement, includes:

(a)	(Beijing Autohome Information Technologies Limited); and

(b)	(Beijing Shengtuo Hongyuan Information Technologies Limited).

and their branches, subsidiaries, and persons that each of them directly or indirectly Controls or is under direct or indirect common Control with these persons.

Telstra means Telstra Holdings Pty Ltd (ACN 057 808 938), a company incorporated in Australia and having its registered office at Level 41, 242-282 Exhibition Street, Melbourne, VIC 3000, Australia.

Telstra Claimant has the meaning given in clause 14.1(c) of schedule 3.

Telstra Corporation Limited means Telstra Corporation Limited, a company incorporated in Australia and having its registered office at 41/242 Exhibition Street, Melbourne 3000 Australia.

Telstra Directors means the directors appointed by Telstra in accordance with clause 5.3 of this agreement and the Articles and Telstra Director means any one of them.

Telstra Representative means the person appointed under clause 14.2(a) of schedule 3.

Telstra Shareholder Group comprises all of the following Persons:

(a)	Telstra; and

(b)	any Transferee of Shares from Telstra (or from any Transferee of Telstra) from time to time (if any) other than a member of another Shareholder Group,

in each case while that Person holds Shares.

Transaction Documents means the Andy/Peter Transaction Documents as defined in the Andy/Peter Share Purchase Agreement and Norman Transaction Documents as defined in the Norman Share Purchase Agreement.

Transfer Date has the meaning given to it in clause 10.9.

Transfer Notices has the meaning given to it in clause 10.6(a).

Amended and Restated Sequel Shareholders Agreement	65

Transfer means to:

(a)	pledge, mortgage, charge or otherwise Encumber any of a Shareholder’s Shares or any interest in any of a Shareholder’s Shares;

(b)	sell, transfer or otherwise dispose of or grant any option over, any of a Shareholder’s Shares or any interest in a Shareholder’s Shares; or

(c)	enter into any agreement in respect of the votes attached to any of a Shareholder’s Shares.

Transferor Party has the meaning given in clause 1.1(a) of schedule 1.1E.

Trigger Notice has the meaning given in clause 15.3(b).

Unanimous Directors Resolution means a resolution of the Directors which is approved by all the Directors (who are not disqualified from voting on that resolution), who between them are entitled to exercise 100% of the total number of votes that may be exercised by all of the Directors who are not disqualified from voting on that resolution and who are present and voting on that resolution.

UNCITRAL Arbitration Rules means the arbitration rules of the United Nations Commission on International Trade Law adopted on 28 April 1976 as in force at the date of this agreement and as modified by this agreement.

US$ or US Dollars means United States Dollars, the lawful currency of the United States of America.

Wholly Owned Company means:

(a)	in relation to a Party which is a corporate legal entity, any holding company which (directly or indirectly) holds wholly of the voting securities of the Party, a wholly-owned subsidiary of the Party, or any other wholly-owned subsidiary of a holding company which (directly or indirectly) holds wholly of the voting securities of the Party; and

(b)	in relation to a Party which is a natural person, any company which is wholly-owned by that Party.

Amended and Restated Sequel Shareholders Agreement	66

Part B - Interpretation

1	Interpretation

1.1	References to certain general terms

Unless the contrary intention appears, a reference in this deed to:

(f)	(variations or replacements) a document (including this deed) includes any variation or replacement of it;

(g)	(clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this deed;

(h)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(i)	(singular includes plural) the singular includes the plural and vice versa;

(j)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any Government Agency;

(k)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(l)	(two or more persons) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them severally;

(m)	(jointly and severally) an agreement, representation or warranty on the part of two or more persons binds them jointly and each of them severally;

(n)	(dollars) United States dollars, dollars, US$ or $ is a reference to the lawful currency of the United States of America;

(o)	(Renminbi) Renminbi or RMB is a reference to the lawful currency of the PRC;

(p)	(calculation of time) a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(q)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

Amended and Restated Sequel Shareholders Agreement	67

(r)	(reference to a group of persons) a group of persons or things is a reference to any two or more of them jointly and to each of them severally;

(s)	(reference to subsidiaries) a company is a “subsidiary” of another company if that other company, directly or indirectly, through one or more subsidiaries:

(i)	holds a majority of the voting rights in it;

(ii)	is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

(iii)	is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting right in it; or

(iv)	has the right to exercise a dominant influence over it pursuant to its constitutional documents or pursuant to a control contract.

(t)	(meaning not limited) the words “include”, “including”, “for example” or “such as”, when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(u)	(time of day) time is a reference to Hong Kong time.

1.1	Next day

If an act under this deed to be done by a party on or by a given day is done after 6 pm on that day, it is taken to be done on the next day.

1.2	Next Business Day

If an event under this deed must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

1.3	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed.

Amended and Restated Sequel Shareholders Agreement	68

Schedule 1.1A - “Accession Agreement”

Sequel Accession Agreement

Dated

Sequel Limited (“Company”)

Telstra Holdings Pty Ltd (“Telstra”)

The persons and entities listed in Annexure A and G (part A of schedule 1.1B of the Shareholders Agreement) (“Andy/Peter Shareholder”)

The persons and entities listed in Annexure B and H (part B of schedule 1.1B of the Shareholders Agreement) (“Norman Shareholders”)

The persons listed in Annexure C (part C of schedule 1.1B of the Shareholders Agreement) (“Licence Company Owners”)

The persons listed in Annexure D (part D of schedule 1.1B of the Shareholders Agreement) (“Controllers”)

The persons listed in Annexure E (part E of schedule 1.1B of the Shareholders Agreement) (“Poptop Permitted Transferees”)

The persons listed in Annexure F (part F of schedule 1.1B of the Shareholders Agreement) (“Lansong & Li Permitted Transferees”)

[    ] (“Transferor”)

[Insert name of transferee] (“Transferee”)

Amended and Restated Sequel Shareholders Agreement	69

Parties

Sequel Limited (“Company”)

Telstra Holdings Pty Ltd (“Telstra”) acting through the Telstra Representative

The persons and entities listed in Annexure A and G (part A and G of schedule 1.1B of the Shareholders Agreement) (“Andy/Peter Shareholders”) acting through the Andy/Peter Representative

The persons and entities listed in Annexure B and H (part B and H of schedule 1.1B of the Shareholders Agreement) (“Norman Shareholders”) acting through the Norman Representative

The persons listed in Annexure C (part C of schedule 1.1B of the Shareholders Agreement) (“Licence Company Owners”)

The persons listed in Annexure D (part D of schedule 1.1B of the Shareholders Agreement) (“Controllers”)

The persons listed in Annexure E (part E of schedule 1.1B of the Shareholders Agreement) (“Poptop Permitted Transferees”)

The persons listed in Annexure F (part F of schedule 1.1B of the Shareholders Agreement) (“Lansong & Li Permitted Transferees”)

[    ] (“Transferor”)

[Insert name of transferee] (“Transferee”)

Recitals

A           The Company, Telstra, the Andy/Peter Shareholders, the Norman Shareholders and other persons are

              parties to an Amended and Restated Sequel Shareholders Agreement dated [    ] (“Shareholders

               Agreement”).

B The Transferor has agreed to sell and the Transferee has agreed to purchase [insert number] of Shares (“Sale Shares”).

C The Transferor is a member of the [Andy/Peter Shareholder Group or Norman Shareholder or Telstra Shareholder Group].

D           Under clause [    ] of the Amended and Restated Sequel Shareholders Agreement, the Transferee must enter into an accession agreement agreeing to be bound by the terms of the Amended and Restated Sequel

              Shareholders Agreement.

Governing law	Hong Kong

Date of agreement	See Signing page

Amended and Restated Sequel Shareholders Agreement	70

General terms

2	Transferee to be a party

Transferee:

(a)	confirms that it has been supplied with a copy of the Shareholders Agreement;

(b)	undertakes with each of the other Parties to be bound by the provisions of the Shareholders Agreement as from the date that it is registered as a holder of the Sale Shares (“Effective Date”); and

(c)	agrees:

(i)	that it will be a member of the [Andy/Peter Shareholder Group or Norman Shareholder or Telstra Shareholder Group] for the purposes of the Shareholders Agreement; and

(ii)	to be bound by the terms of the Shareholders Agreement as if the Transferee were named in the Shareholders Agreement as the Transferor and as a member of the [Andy/Peter Shareholder Group or Norman Shareholder or Telstra Shareholder Group],

in each case with effect from the Effective Date.

3	Consent of Parties

Each Party (other than the Transferee):

(a)	consents to the Transferee becoming a party to the Shareholders Agreement and to the Transfer of the Sale Shares on and from the Effective Date;

(b)	agrees that the Transferee will:

(iii)	be a member of the [Andy/Peter Shareholder Group or Norman Shareholder or Telstra Shareholder Group] for the purposes of the Shareholders Agreement; and

(iv)	be entitled to exercise all of the rights, privileges and benefits of a shareholder in respect of the Sale Shares; and

(c)	agrees to be bound by the terms of the Shareholders Agreement as if the Transferee were named in the Shareholders Agreement as the Transferor and as a member of the [Andy/Peter Shareholder Group or Norman Shareholder or Telstra Shareholder Group], with effect from the Effective Date.

Amended and Restated Sequel Shareholders Agreement	71

4	Transferor remains a party [for clause 10.2 or 10.4 transfer only]

The parties acknowledge that, for the purposes of a Transfer of shares under clause [10.2 or 10.4] of the Shareholders Agreement:

(a)	the Transfer of shares to Transferee by Transferor will not relieve Transferor of any of its obligations or affect any of its rights under the Shareholders Agreement; and

(b)	Transferor remains liable for the performance of the Transferee under the Shareholders Agreement.

5	Representations and Warranties of the Transferee

The Transferee represents and warrants that as of the date hereof:

(v)	the Transferee has full power and authority to execute and deliver this Accession Agreement and the execution and delivery by such Transferee of this Accession Agreement have been duly authorized by all necessary corporate and, if applicable, governmental action;

(w)	this Accession Agreement has been duly and validly executed and delivered by the Transferee and constitutes the binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms and does not conflict with any other agreement or arrangement to which the Transferee is a party;

(x)	the Transferee shall own the Sale Shares free and clear of all Encumbrances (other than under the terms of the Shareholders Agreement); and

(y)	other than the Shareholders Agreement, the Transferee is not a party to any agreement or arrangement with respect to the acquisition, disposition or voting of any Shares.

6	Shareholders Agreement

The Parties agree that the provisions of the Shareholders Agreement remain in full force and effect notwithstanding the Transfer of the Sale Shares by Transferor to Transferee [and that the [Andy/Peter Shareholder Group or Norman Shareholder or Telstra Shareholder Group] remains jointly and severally liable with Transferee].

7	Notices

With effect on and from the Effective Date, notices to the Transferee must be provided to the Representative of the Shareholder Group in which the Transferee is a member.

Amended and Restated Sequel Shareholders Agreement	72

8	Governing law

This agreement is governed by Hong Kong Law.

9	Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed is the date of the agreement.

10	Meaning

Schedule 1 of the Shareholders Agreement applies to the interpretation of this agreement and capitalised terms used but not defined herein have the meanings given to them in the Shareholders Agreement.

EXECUTED as a deed

Amended and Restated Sequel Shareholders Agreement	73

Signing page

DATED:

Amended and Restated Sequel Shareholders Agreement	74

Amended and Restated Sequel Shareholders Agreement

Schedule 1.1B - Parties

Part A - Andy/Peter Shareholder

AutoLee Ltd.	Drake Chambers, P.O.Box 3321, Road Town, Tortola, British Virgin Islands.

Future Power Holdings limited	P.O.Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Right Brain Limited	Drake Chambers, P.O.Box 3321, Road Town, Tortola, British Virgin Islands.

Richstar Investments Group Limited	Drake Chambers, P.O.Box 3321, Road Town, Tortola, British Virgin Islands.

Symmetrysky Ltd.	Drake Chambers, P.O.Box 3321, Road Town, Tortola, British Virgin Islands.

Hawthorn Tree Ltd.	Drake Chambers, P.O.Box 3321, Road Town, Tortola, British Virgin Islands.

Part B - Norman Shareholders

Norman Shareholders	Address

Orchid Asia III, LP Company Number: WK-15165	P.O. Box 908GT Grand Cayman Cayman Islands

Orchid Asia Co-Investment Limited Company Number: 686885	P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands

New Access Capital International Limited	P.O.Box 4301 Trinity Chambers Road Town, Tortola British Virgin Islands

WEST CREST LIMITED Company Number:	Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Amended and Restated Sequel Shareholders Agreement	75

Norman Shareholders	Address
Stong Bond Ltd. Company Number: 1620720	Drake Chambers, P.O.Box 3321 Road Town, Tortola British Virgin Islands
Eight Dragon Success Ltd. Company Number: 1620238	Drake Chambers, P.O.Box 3321 Road Town, Tortola British Virgin Islands

Part C - Licence Company Owners

Licence Company Owner	Address

(Li Xiang) PRC I.D. No. ***	No. 202, Unit 3, No. 11 Dong, No. 2, Ju Chang Nan Xiang, Qiaodong District, Shijiazhuang City, Hebei Province, PRC

(Fan Zheng) PRC I.D. No. ***	No. 503, Unit 1, No. 3 Dong, No. 10, Tie Dao West Street, Qiaoxi District, Shijiazhuang City, Hebei Province, PRC

(Qin Zhi) PRC I.D. No. ***	No. 452, No. 4 Men, No. 31 Building Yue Tan Nan Jie Bing, Xi Cheng District, Beijing, PRC

Amended and Restated Sequel Shareholders Agreement	76

Part D – Controllers

Controller	Address

(Li Xiang) PRC I.D. No.: ***	No. 202, Unit 3, No. 11 Dong, No. 2, Ju Chang Nan Xiang, Qiaodong District, Shijiazhuang City, Hebei Province PRC

(Fan Zheng) PRC I.D. No.: ***	No. 503, Unit 1, No. 3 Dong, No. 10, Tie Dao West Street, Qiaoxi District, Shijiazhuang City, Hebei Province PRC

(Qin Zhi) PRC I.D. No.: ***	No. 452, No. 4 Men, No. 31 Building Yue Tan Nan Jie Bing, Xi Cheng District Beijing PRC

Charles Bi-Chuen Xue Passport No.: ***	112 Portland Road Highlands NJ, 07732-1954 United States of America

(Liu Qinghua) PRC I.D. No.: ***	No. 8, No. 2 Men, Floor 21, No. 22, Fuxing Road, Haidian District, Beijing, PRC

(Chen Minghui) PRC I.D. No.: ***	No. 401, No. 3 Men, No. 1 Building, No.21 Xizhimenwai South Road, Xicheng District, Beijing, PRC

(Lan Jiang) PRC I.D. No.: ***	19/F., Zijin Tower 68 Wan Quan He Road Haidian District Beijing, PRC

(Li Dong Sheng) PRC I.D. No.: ***	19/F., Zijin Tower 68 Wan Quan He Road Haidian District Beijing, PRC

(Song Gang) PRC I.D. No.: ***	Room 103, Building 501 Jindi Gelin Town Tianbaoyuan Sanli Beijing Economic and Technology Development Zone Beijing, PRC

Amended and Restated Sequel Shareholders Agreement	77

Part E - Poptop Permitted Transferees

Poptop Permitted Transferee	Address

(Li Xiang) PRC I.D. No.: ***	No. 202, Unit 3, No. 11 Dong, No. 2, Ju Chang Nan Xiang, Qiaodong District, Shijiazhuang City, Hebei Province PRC

(Fan Zheng) PRC I.D. No.: ***	No. 503, Unit 1, No. 3 Dong, No. 10, Tie Dao West Street, Qiaoxi District, Shijiazhuang City, Hebei Province PRC

(Qin Zhi) PRC I.D. No.: ***	No. 452, No. 4 Men, No. 31 Building Yue Tan Nan Jie Bing, Xi Cheng District Beijing PRC

Charles Bi-Chuen Xue Passport No.: ***	112 Portland Road Highlands NJ, 07732-1954 United States of America

(Liu Qinghua) PRC I.D. No.: ***	No. 8, No. 2 Men, Floor 21, No. 22, Fuxing Road, Haidian District, Beijing, PRC

(Chen Minghui) PRC I.D. No.: ***	No. 401, No. 3 Men, No. 1 Building, No. 21 Xizhimenwai South Road, Xicheng District, Beijing, PRC

Amended and Restated Sequel Shareholders Agreement	78

Part F - Lansong & Li Permitted Transferees

Lansong & Li Permitted Transferee	Address

(Lan Jiang) PRC I.D. No.: ***	19/F., Zijin Tower 68 Wan Quan He Road Haidian District Beijing, PRC

(Li Dong Sheng) PRC I.D. No.: ***	19/F., Zijin Tower 68 Wan Quan He Road Haidian District Beijing, PRC

(Song Gang) PRC I.D. No.: ***	Room 103, Building 501 Jindi Gelin Town Tianbaoyuan Sanli Beijing Economic and Technology Development Zone Beijing, PRC

(Qin Zhi) PRC I.D. No.: ***	No. 452, No. 4 Men, No. 31 Building Yue Tan Nan Jie Bing, Xi Cheng District Beijing, PRC

Part G – Poptop BVI Companies

Name of Transferee	Address

Auto Lee Ltd. Company Number: 1631853	Drake Chambers, P.O.Box 3321 Road Town Tortola, British Virgin Islands.

Future Power Holdings limited Company Number: 1497321	P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands

Right Brain Limited Company Number: 1655416	Drake Chambers, P.O.Box 3321 Road Town, Tortola British Virgin Islands.

Amended and Restated Sequel Shareholders Agreement	79

Name of Transferee	Address

Richstar Investments Group Limited Company Number: 1048948	Drake Chambers, P.O.Box 3321 Road Town, Tortola British Virgin Islands

Symmetrysky Ltd. Company Number: 1619462	Drake Chambers, P.O.Box 3321 Road Town, Tortola British Virgin Islands

Hawthorn Tree Ltd. Company Number: 1618680	Drake Chambers, P.O.Box 3321 Road Town, Tortola British Virgin Islands

Part H – Lansong & Li BVI Companies

Lansong & Li BVI Companies	Address

WEST CREST LIMITED Company Number:	Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Stong Bond Ltd. Company Number: 1620720	Drake Chambers, P.O.Box 3321 Road Town, Tortola British Virgin Islands

Eight Dragon Success Ltd. Company Number: 1620238	Drake Chambers, P.O.Box 3321 Road Town, Tortola British Virgin Islands

Amended and Restated Sequel Shareholders Agreement	80

Amended and Restated Sequel Shareholders Agreement

Schedule 1.1C - “Budget”

The draft Budget for the Group for each financial year is to be prepared annually in the following manner:

(a)	(Budget period) for the period commencing on the first day of the first financial year in the applicable period and be for a period of at least 1 financial year;

(b)	(Budget content) to the extent that the Budget relates to the first 12 month period, the budget must be on a calendar month (or more detailed) basis. To the extent that the budget relates to the period beyond those 12 months it may be on a quarterly basis. The budget must include the following items:

(i)	(profit and loss) financial projections for profit and loss items including: major revenue streams, operating costs, capital expenditure, general and administrative expenses, depreciation and amortisation, income tax, operating profit, net profit and any other key operating or performance indictors;

(ii)	(cashflow forecast) financial projections for major cashflow items including: operating cashflows, investing cashflows (split by major capital expenditure initiatives) and financing cashflows;

(iii)	(balance sheet items) financial projections for major balance sheet items including: cash, debt and working capital balances at start and end of financial year;

(iv)	(assumptions) detailed assumptions supporting all financial projections;

(v)	(key initiatives) description of key initiatives for the forecast period, in particular, any initiatives in relation to sales/revenue growth (for example, geographic or product expansion), cost minimisation, investment (for example, capital expenditure on new IT equipment), site usage optimisation, staff hiring and/or training, business integration or any other business optimisation plans;

(vi)	(key operational metrics) forecasts for key operational metrics against which the business is assessed, including: unique visitors by website, page views by website, number of customers (split by major categories, e.g. OEM, IT retailer, auto dealer), number of contracts (split by major categories, for example advertising, IT listing, auto listing), number of staff (split by division and geography);

Amended and Restated Sequel Shareholders Agreement	81

(vii)	(comparison) a comparison of actual performance against the previous Budget; and

(viii)	(other) such other information as the Board requires from time to time.

The Budget must be consistent with the Business Plan.

Amended and Restated Sequel Shareholders Agreement	82

Amended and Restated Sequel Shareholders Agreement

Schedule 1.1D - “Business Plan”

The draft Business Plan for the Group for each financial year is to be prepared annually in the following manner:

(a)	(Business Plan period) for the period commencing on the first day of the first financial year in the applicable period and be for a period of at least 3 financial years; and

(b)	(Business Plan content) the draft Business Plan must be for the next succeeding 3 financial years and must:

(i)	contain a description of the current and planned business development activities and objectives of the Group in reasonable detail;

(ii)	contain a detailed funding plan, setting out the estimated amount, timing and kind of funding or credit support required from each Shareholder to enable the Company to meet the expenditure under the Budget;

(iii)	set out the parameters for funding to be provided by debt finance and equity, respectively;

(vi)	contain detailed projections for revenue, capital expenditure, operating expenditure, any other expenditure that might be planned or provided for and cash flow;

(v)	contain a detailed marketing and business development plan; and

(vi)	contain such other information as the Board requires from time to time.

Amended and Restated Sequel Shareholders Agreement	83

Amended and Restated Sequel Shareholders Agreement

Schedule 1.1E - “Fair Value”

11	Fair Value of Shares

11.1	Agreement on Fair Value

If this agreement requires the Fair Value of Shares to be determined (whether under clause 10.12, clause 11 or clause 12) then the Person that proposes to issue a Drag Along Notice or that issues a Default Notice or an Insolvency Notice, as the case may be, (“Initiating Party”) and the Dragged Shareholders, the Representative of any Defaulting Shareholder or the Insolvent Shareholder, as the case may be, (“Transferor Party”) must consult with each other (through their respective Representatives) within 10 Business Days after the expiry of the Acceptance Period or the date that the Default Notice or Insolvency Notice is issued, as applicable, (“Cut-off Date”), with a view to agreeing on the Fair Value of the Shares. If agreement is reached on or before the Cut-off Date, the Fair Value of the Shares is the value so agreed.

11.2	Disputes

(a)	If the Initiating Party and the Transferor Party cannot agree the Fair Value of the Shares under clause 11.1, then each of the Initiating Party and the Transferor Party must, as soon as reasonably practicable thereafter and in any event within 10 Business Days of the Cut-off Date, provide to the other party its opinion on the Fair Value of the Shares.

(b)	If the values attributed to the Shares by the Initiating Party and the Transferor Party are:

(i)	within 10% of each other (that is, the difference between the two values is 10% or less of the lower value), then the Fair Value of the Shares shall be the average of the two values attributed to the Shares by the Initiating Party and the Transferor Party; or

(ii)	more than 10% apart (that is, the difference between the two values is more than 10% of the lower value), then the Initiating Party and the Transferor Party must jointly appoint an Independent Expert to perform a valuation of the Shares.

11.3	Appointment of Independent Expert

(a)	The Independent Expert is to be instructed to determine:

(i)	within 15 Business Days after being appointed, the Fair Value of the Shares;

(ii)	a specific value rather than a range of values; and

Amended and Restated Sequel Shareholders Agreement	84

(iii)	conduct the valuation in accordance with clause 11.4.

(b)	The Independent Expert appointed under this clause 1 shall be appointed as expert rather than as arbitrator and shall have complete discretion as to the procedures to be adopted by it, provided that:

(i)	it must comply with the express terms of this clause 1; and

(ii)	it must provide each of Initiating Party and Transferor Party a reasonable opportunity to make a single round of submissions in writing as to their view on the Fair Value of the Shares.

11.4	Process for valuation

In determining Fair Value the Independent Expert is to be instructed to conduct the valuation:

(a)	in accordance with the Accounting Standards;

(b)	with regard to the profit, strategic positioning, future prospects and undertaking of the Company;

(c)	on the basis of an ongoing, fully-funded business;

(d)	on the basis that all contracts between the Company and all Parties remain in force in accordance with their terms;

(e)	on the basis of an arm’s length transaction between an informed and willing seller and an informed and willing buyer under no compulsion to sell or buy, respectively, and without taking into account any restriction on the Transfer of the Shares under this agreement;

(f)	having regard to the following valuation methodologies:

(i)	comparable companies;

(ii)	precedent transactions; and

(iii)	discounted forecast cashflows; and

(iv)	subject to the above, on any basis that it considers appropriate.

(g)	The evaluation under paragraph (f) above shall be carried out:

(i)	on the basis of what would be achieved in a sale of the whole Company and without applying any control premium or considering any minority discounts, and then

(ii)	allocating that Fair Value to the relevant Shares pro rata to each Share in the proportion that the Share bears to the aggregate number of all issued Shares.

Amended and Restated Sequel Shareholders Agreement	85

11.5	Valuation binding

The valuation conducted by the Independent Expert in accordance with clause 11.4 is conclusive and binding on the Shareholders in the absence of manifest error.

11.6	Costs of Independent Expert

The costs of the Independent Expert will be apportioned between the parties to the dispute in accordance with the merits of their positions in respect of the determination of Fair Value, as determined by the Independent Expert in its absolute discretion.

Amended and Restated Sequel Shareholders Agreement	86

Amended and Restated Sequel Shareholders Agreement

Schedule 1.1F - “Structure Contracts”

(Beijing Autohome Information Technologies Limited)

	Agreement	Parties	Date

1		Beijing Autohome Information Technologies Limited Beijing Cheerbright Technologies Limited	1 May 2007

2		Beijing Autohome Information Technologies Limited Beijing Cheerbright Technologies Limited	1 May 2007

3		Shareholders of Beijing Autohome Information Technologies Limited Beijing Cheerbright Technologies Limited Beijing Autohome Information Technologies Limited	1 April 2008

4		Shareholders of Beijing Autohome Information Technologies Limited Beijing Cheerbright Technologies Limited	12 November 2009

5		Shareholders of Beijing Autohome Information Technologies Limited Beijing Cheerbright Technologies Limited	12 November 2009

6		Shareholders of Beijing Autohome Information Technologies Limited	1 May 2007

(Beijing Shengtuo Hongyuan Information Technologies Limited)

	Agreement	Parties	Date

1		Beijing Autohome Information Technologies Limited Beijing Cheerbright Technologies Limited	8 November 2010

2		Beijing Shengtuo Hongyuan Information Technologies Limited Beijing Cheerbright Technologies Limited	8 November 2010

3	Equity Option Agreement	Beijing Autohome Information Technologies Limited Beijing Shengtuo Hongyuan Information Technologies Limited Beijing Cheerbright Technologies Limited	8 November 2010

4	Power of Attorney	Beijing Autohome Information Technologies Limited	12 November 2010

Amended and Restated Sequel Shareholders Agreement	87

(Beijing Shengtuo Autohome Advertising Limited)

	Agreement	Parties	Date

1		Beijing Autohome Information Technologies Limited Beijing Cheerbright Technologies Limited	21 September 2010

2		Beijing Shengtuo Autohome Advertising Limited Beijing Cheerbright Technologies Limited	21 September 2010

3	Equity Option Agreement	Beijing Autohome Information Technologies Limited Beijing Shengtuo Autohome Advertising Limited Beijing Cheerbright Technologies Limited	September 2010

4	Power of Attorney	Beijing Autohome Information Technologies Limited	21 September 2010

(Beijing Shengtuo Chengshi Advertising Limited)

	Agreement	Parties	Date

1		Beijing Autohome Information Technologies Limited Beijing Cheerbright Technologies Limited	12 November 2010

2		Beijing Shengtuo Chengshi Advertising Limited Beijing Cheerbright Technologies Limited	November 2010

3	Equity Option Agreement	Beijing Autohome Information Technologies Limited Beijing Shengtuo Chengshi Advertising Limited Beijing Cheerbright Technologies Limited	12 November 2010

4	Power of Attorney	Beijing Autohome Information Technologies Limited	12 November 2010

(Shijiazhuang Xinfeng Advertising Limited)

	Agreement	Parties	Date

1		Shareholders of Shijiazhuang Xinfeng Advertising Limited Shijiazhuang Xinfeng Advertising Limited Beijing Cheerbright Technologies Limited	13 February 2009

Amended and Restated Sequel Shareholders Agreement	88

2		Shareholders of Shijiazhuang Xinfeng Advertising Limited Beijing Cheerbright Technologies Limited	13 February 2009

3	Equity Option Agreement	Shareholders of Shijiazhuang Xinfeng Advertising Limited Shijiazhuang Xinfeng Advertising Limited Beijing Cheerbright Technologies Limited	13 February 2009

4	Power of Attorney	Shareholders of Shijiazhuang Xinfeng Advertising Limited	13 February 2009

Amended and Restated Sequel Shareholders Agreement	89

Amended and Restated Sequel Shareholders Agreement

Schedule 3 - Liability and Representatives

12	Andy/Peter Shareholder Group

12.1	Andy/Peter Shareholders liability

(a)	Except as expressly provided in clauses 10, 11, 12, 13 and 15 of this agreement, the Andy/Peter Shareholder Group must exercise its rights under this agreement jointly as a group and its members shall be jointly and severally liable for all obligations or Liabilities of the Andy/Peter Shareholder Group or any of its members arising under this agreement. Except as otherwise expressly provided in clauses 10, 11, 12, 13 and 15 of this agreement, no member of the Andy/Peter Shareholder Group shall have rights to enforce any provision of this agreement other than as a member of the Andy/Peter Shareholder Group acting through its Representative.

(b)	Subject to clause 1.1 (a), each member of the Andy/Peter Shareholder Group further agrees:

(i)	that any Claims made by any member of the Andy/Peter Shareholder Group must be made, and must be capable of being made, by all of them jointly and, if not, may not be made and must only be made through the Andy/Peter Representative; and

(ii)	that any defences raised in relation to any Claim against any of the members of the Andy/Peter Shareholder Group must be raised, and must be capable of being raised, by all of them jointly and if not, may not be raised and must only be raised through the Andy/Peter Representative.

(c)	If any other Party (“Andy/Peter Claimant”) to this agreement has a monetary Claim arising out of or in connection with this agreement against the Andy/Peter Shareholder Group, that Party shall notify the Andy/Peter Representative in writing, giving reasonable details of the Claim. The Andy/Peter Shareholder Group shall then have 30 Business Days from the date of notification to pay the amount claimed. If the Andy/Peter Shareholder Group fails to make payment in full within that time, the Andy/Peter Claimant shall be entitled to pursue any remedy or remedies available to it under this agreement or at law against the Andy/Peter Shareholder Group or any of them. For the avoidance of doubt, this sub-paragraph applies only to a monetary Claim and does not apply to a Claim for specific performance or to injunct any action on the part of the Andy/Peter Shareholder Group or any of them.

Amended and Restated Sequel Shareholders Agreement	90

12.2	Appointment and authority of Representatives

(a)	Subject to clause 1.1 (a), the Andy/Peter Shareholder Group shall by notice in writing to Representatives of the other Shareholder Groups, appoint one representative under this agreement (an “Andy/Peter Representative”), which must be, and is, authorised and empowered to:

(i)	act for each member of the Andy/Peter Shareholder Group, including to represent each such member in connection with the transactions contemplated in this agreement (including attending and voting at meetings of shareholders of the Company on behalf of the Andy/Peter Shareholder Group);

(ii)	execute, on behalf of each member of the Andy/Peter Shareholder Group, any agreements and certificates and any waivers and amendments with respect to this agreement, which the Andy/Peter Representative deems necessary or advisable for the purposes of completing the transactions contemplated by this agreement;

(iii)	execute such documents and take such actions as the Andy/Peter Representative deems necessary or advisable in connection with investigating or defending any claim for indemnification hereunder, including the execution of any settlement agreements and releases for and on behalf of each member of the Andy/Peter Shareholder Group; and

(iv)	terminate, or agree to the termination of, this agreement, if permitted by the terms of this agreement,

and any such actions shall be final and binding on the Andy/Peter Shareholder Group.

(b)	In no event are any of the Company, Telstra and the Norman Shareholders responsible or liable for any reimbursement or indemnification of any Representative of the Andy/Peter Shareholder Group in his representative capacity.

(c)	While the Andy/Peter Representative is responsible for co-ordinating responses to Claims against the Andy/Peter Shareholder Group (or any of them), the Andy/Peter Representative shall not be liable in his personal capacity for such Claim save to the extent that such Andy/Peter Representative is a member of the Andy/Peter Shareholder Group at the time.

(d)	The Andy/Peter Shareholder Group shall be bound by the actions or omissions of its Representative under and in accordance with this clause and agrees that the other Parties may rely on the authority of the Andy/Peter Representative without further enquiry.

(e)	The initial Representative of the Andy/Peter Shareholder Group is (Li Xiang).

Amended and Restated Sequel Shareholders Agreement	91

(f)	The Andy/Peter Shareholder Group may from time to time, by notice in writing to the other Parties, remove and replace its Representative provided that at all times there is at least one duly appointed Andy/Peter Representative in place.

12.3	Claims and proceedings by or against Andy/Peter Shareholders

Subject to clause 1.1 (a), each member of the Andy/Peter Shareholder Group agrees that the Andy/Peter Representative has, and will have, full power and authority to represent them in relation to any proceeding or Claim by or against them under or in connection with this agreement and has full power and authority to conduct or settle any such proceedings.

13	Norman Shareholder Group

13.1	Norman Shareholders liability

(a)	Except as expressly provided in clauses 10, 11, 12, 13 and 15 of this agreement, the Norman Shareholder Group must exercise its rights under this agreement jointly as a group and its members shall be jointly and severally liable for all obligations or Liabilities of the Norman Shareholder Group or any of its members arising under this agreement. Except as otherwise expressly provided in clauses 10, 11, 12, 13 and 15 of this agreement, no member of the Norman Shareholder Group shall have rights to enforce any provision of this agreement other than as a member of the Norman Shareholder Group acting through its Representative.

(b)	Subject to clause 2.1 (a), each member of the Norman Shareholder Group further agrees:

(i)	that any Claims made by any member of the Norman Shareholder Group must be made, and must be capable of being made, by all of them jointly and, if not, may not be made and must only be made through the Norman Representative; and

(ii)	that any defences raised in relation to any Claim against any of the members of the Norman Shareholder Group must be raised, and must be capable of being raised, by all of them jointly and if not, may not be raised and must only be raised through the Norman Representative.

(c)	If that any other Party (“Norman Claimant”) to this agreement has a monetary Claim arising out of or in connection with this agreement against the Norman Shareholder Group, that Party shall notify the Norman Representative in writing, giving reasonable details of the Claim. The Norman Shareholder Group shall then have 30 Business Days from the date of notification to pay the amount claimed. If the Norman Shareholder Group fails to make payment in full within that time, the Norman Claimant shall be entitled to pursue any remedy or remedies available to it under this agreement or at law against the Norman Shareholder Group or any of them. For the avoidance of doubt, this sub-paragraph applies only to a monetary Claim and does not apply to a Claim for specific performance or to injunct any action on the part of the Norman Shareholder Group or any of them.

Amended and Restated Sequel Shareholders Agreement	92

13.2	Appointment and authority of Representatives

(a)	Subject to clause 2.1 (a), the Norman Shareholder Group shall by notice in writing to Representatives of the other Shareholder Groups, appoint one representative under this agreement (a “Norman Representative”), which must be, and hereby is, authorised and empowered to:

(i)	act for each member of the Norman Shareholder Group, including to represent each such member in connection with the transactions contemplated in this agreement (including attending and voting at meetings of shareholders of the Company on behalf of the Norman Shareholder Group);

(ii)	execute, on behalf of each member of the Norman Shareholder Group, any agreements and certificates and any waivers and amendments with respect to this agreement, which the Norman Representative deems necessary or advisable for the purposes of completing the transactions contemplated by this agreement;

(iii)	execute such documents and take such actions as the Norman Representative deems necessary or advisable in connection with investigating or defending any claim for indemnification hereunder, including the execution of any settlement agreements and releases for and on behalf of each member of the Norman Shareholder Group; and

(iv)	terminate, or agree to the termination of, this agreement, if permitted by the terms of this agreement,

and any such actions shall be final and binding on the Norman Shareholder Group.

(b)	In no event are any of the Company, Telstra and the Andy/Peter Shareholders responsible or liable for any reimbursement or indemnification of any Representative of the Norman Shareholder Group in his representative capacity.

(c)	While the Norman Representative is responsible for co-ordinating responses to Claims against the Norman Shareholder Group (or any of them), the Norman Representative shall not be liable in his personal capacity for such Claim save to the extent that such Norman Representative is a member of the Norman Shareholder Group at the time.

(d)	The Norman Shareholder Group shall be bound by the actions or omissions of its Representative under and in accordance with this clause and agrees that the other Parties may rely on the authority of the Norman Representative without further enquiry.

Amended and Restated Sequel Shareholders Agreement	93

(e)	The initial Representative of the Norman Shareholder Group is (Lan Jiang).

(f)	The Norman Shareholder Group may from time to time, by notice in writing to the other Parties, remove and replace its Representative provided that at all times there is at least one duly appointed Norman Representative in place.

13.3	Claims and proceedings by or against Norman Shareholders

Subject to clause 2.1 (a), each member of the Norman Shareholder Group agrees that the Norman Representative has, and will have, full power and authority to represent them in relation to any proceeding or Claim by or against them under or in connection with this agreement and has full power and authority to conduct or settle any such proceedings.

14	Telstra Shareholder Group

14.1	Telstra Shareholder Group liability

(a)	Except as expressly provided in clauses 10, 11, 12, 13 and 15 of this agreement, the Telstra Shareholder Group must exercise its rights under this agreement jointly as a group and its members shall be jointly and severally liable for all obligations or Liabilities of the Telstra Shareholder Group or any of its members arising under this agreement. Except as otherwise expressly provided in clauses 10, 11, 12, 13 and 15 of this agreement, no member of the Telstra Shareholder Group shall have rights to enforce any provision of this agreement other than as a member of the Telstra Shareholder Group acting through its Representative.

(b)	Subject to clause 3.1 (a), Each member of the Telstra Shareholder Group further agrees:

(i)	that any Claims made by any member of the Telstra Shareholder Group must be made, and must be capable of being made, by all of them jointly and, if not, may not be made and must only be made through the Telstra Representative; and

(ii)	that any defences raised in relation to any Claim against any of the members of the Telstra Shareholder Group must be raised, and must be capable of being raised, by all of them jointly and if not, may not be raised and must only be raised through the Telstra Representative.

(c)	If any other Party (“Telstra Claimant”) to this agreement has a monetary Claim arising out of or in connection with this agreement against the Telstra Shareholder Group, that Party shall notify the Telstra Representative in writing, giving reasonable details of the Claim. The Telstra Shareholder Group shall then have thirty (30) Business Days from the date of notification to pay the amount claimed. If the Telstra Shareholder Group fails to make payment in full within that time, the Telstra Claimant shall be entitled to pursue any remedy or remedies available to it under this agreement or at law against the Telstra Shareholder Group or any of them. For the avoidance of doubt, this sub-paragraph applies only to a monetary Claim and does not apply to a Claim for specific performance or to injunct any action on the part of the Telstra Shareholder Group or any of them.

Amended and Restated Sequel Shareholders Agreement	94

14.2	Appointment and authority of Representatives

(a)	Subject to clause 3.1 (a), the Telstra Shareholder Group shall by notice in writing to Representatives of the other Shareholder Groups, appoint one representative under this agreement (a “Telstra Representative”), which must be, and hereby is, authorised and empowered to:

(i)	act for each member of the Telstra Shareholder Group, including to represent each such member in connection with the transactions contemplated in this agreement (including attending and voting at meetings of shareholders of the Company on behalf of the Telstra Shareholder Group);

(ii)	execute, on behalf of each member of the Telstra Shareholder Group, any agreements and certificates and any waivers and amendments with respect to this agreement, which the Telstra Representative deems necessary or advisable for the purposes of completing the transactions contemplated by this agreement;

(iii)	execute such documents and take such actions as the Telstra Representative deems necessary or advisable in connection with investigating or defending any claim for indemnification hereunder, including the execution of any settlement agreements and releases for and on behalf of each member of the Telstra Shareholder Group; and

(iv)	terminate, or agree to the termination of, this agreement, if permitted by the terms of this agreement,

and any such actions shall be final and binding on the Telstra Shareholder Group.

(b)	In no event are any of the Company, Andy/Peter Shareholders and the Norman Shareholders responsible or liable for any reimbursement or indemnification of any Representative of the Telstra Shareholder Group in his representative capacity.

(c)	While the Telstra Representative is responsible for co-ordinating responses to Claims against the Telstra Shareholder Group (or any of them), the Telstra Representative shall not be liable in his personal capacity for such Claim save to the extent that such Telstra Representative is a member of the Telstra Shareholder Group at the time.

(d)	The Telstra Shareholder Group shall be bound by the actions or omissions of its Representative under and in accordance with this clause and agrees that the other Parties may rely on the authority of the Telstra Representative without further enquiry.

Amended and Restated Sequel Shareholders Agreement	95

(e)	The initial Representative of the Telstra Shareholder Group is Robert Rath.

(f)	The Telstra Shareholder Group may from time to time, by notice in writing to the other Parties, remove and replace its Representative provided that at all times there is at least one duly appointed Telstra Representative in place.

14.3	Claims and proceedings by or against Telstra Group

Subject to clause 3.1 (a), each member of the Telstra Shareholder Group agrees that the Telstra Representative has, and will have, full power and authority to represent them in relation to any proceeding or Claim by or against them under or in connection with this agreement and has full power and authority to conduct or settle any such proceedings.

Amended and Restated Sequel Shareholders Agreement	96

Amended and Restated Sequel Shareholders Agreement

Schedule 4.2(c) - CEO

Name	Position
(Qin Zhi)

Chief Executive Officer of the following companies:

•        (Beijing Autohome Information Technologies Limited)

•        (Beijing Shengtuo Hongyuan Information Technologies Limited)

•        (Beijing Shengtuo Chengshi Advertising Limited)

(Li Xiang)	Chief Executive Officer of the following companies: • (Beijing Cheerbright Technologies Limited) • (Beijing Shengtuo Chezhijia Advertising Limited)

(Fan Zheng)	Chief Executive Officer of the following companies: • (Shijiazhuang Xinfeng Advertising Limited)

Amended and Restated Sequel Shareholders Agreement	97

Amended and Restated Sequel Shareholders Agreement

Schedule 5.12(b) - Matters requiring a Unanimous Directors Resolution

The matters requiring a Unanimous Directors Resolution are:

(a)	(equity structure) other than an issue of shares that has been offered pro rata to all Shareholders or is otherwise issued in accordance with this agreement or the subscription agreement, any corporate action which alters the equity structure of the Company or any Group Company, such as the issuing of new shares, granting of any securities convertible into or exchangeable for shares, the granting of an option to subscribe for shares, the redemption of shares, the buy-back of shares or the increase, reduction or conversion of capital;

(b)	(accounting principles) any material change in the accounting principles, policies or procedures applied by the Group in relation to their accounts;

(c)	(auditor) the appointment or removal of the auditor of the Group;

(d)	(related party agreements) any Related Party Proposal;

(e)	(insurance) the insurance company appointed to provide general insurance; and

(f)	(dividend) payment of any dividends by the Company before the second anniversary of Completion.

Amended and Restated Sequel Shareholders Agreement	98

Amended and Restated Sequel Shareholders Agreement

Schedule 5.14(b) - Board Committees

15	Management Committee

15.1	Composition

The Management Committee will comprise the CEO and all the direct reports of the CEO.

15.2	Delegation

The initial matters delegated to the Managemetn Committee, subject to the supervision of the Board are:

(a)	supervision, direction and management of the day to day operations of the Group and the Licence Companies in accordance with:

(i)	the Business Plan; and

(ii)	the incurrence of expenditure or liabilities, entry into transactions or entry into contracts as specifically contemplated by the Business Plan;

(b)	implementation of decisions of the Board;

(c)	preparation of the Business Plan, accounts, Budgets, and other plans and reports required by the Board for approval by the Board;

(d)	entry into transactions and dealings with Affiliates of the Group and the Licence Companies;

(e)	all dealings and strategies in relation to dealings with regulators except to the extent delegated by the Management Committee to senior officers of the Group and the Licence Companies;

(f)	referral to other committees of the Board of matters arising in the course of the day to day business of the Group and the Licence Companies which fall within the scope of their respective functions and supervision of the activities of such other committees; and

(g)	preparation of quarterly reports to the Board in such form and containing such details as the Board may from time to time determine.

Amended and Restated Sequel Shareholders Agreement	99

16	Audit and Compliance Committee

16.1	Role of Committee

The Committee is appointed by the Board of Directors to assist the Board in discharging its corporate governance and oversight responsibilities. The Committee will:

•	Oversee the financial reporting process to ensure the balance, transparency and integrity of financial information and reports;

•	Review the effectiveness of the company’s internal financial controls;

•	Oversee the effectiveness of the company’s risk management system;

•	Review the effectiveness of the internal audit function;

•	Oversee the completion of actions arising from internal and/or external audits;

•	Report to the Board.

In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the external and internal auditors. To perform his or her role effectively, each Committee Member will need to develop and maintain his or her skills and knowledge, including an understanding of the Committee’s responsibilities and of the company’s business, operations and risks.

16.2	Additional Functions of Committee

In addition to the role described above, the Board may delegate additional functions to the Committee from time to time. This may include, but not be limited to, review of wider corporate governance and specific risk management issues.

16.3	Composition

Number of Members and Quorum

The Committee should consist of a minimum of 3 directors. Members should have diverse yet complementary backgrounds and experience appropriate to the company’s business. At least one member should have accounting or related financial expertise whilst other members should be financially literate.

The quorum for all meetings of the Committee will be 2 Committee members.

16.4	Chairman

The Board will appoint the Chairman of the Committee. The Chairman should preferably have a strong finance, accounting or business background. In the absence of the Committee Chairman, the members will elect one of their number as Chairman for that meeting.

Amended and Restated Sequel Shareholders Agreement	100

16.5	Removal or resignation

If a member of the Committee retires, is removed or resigns from the Board, that member ceases to be a member of the Committee and the Board will appoint a successor.

16.6	Attendance at meetings

The Committee may, if considered appropriate, invite any member of the executive management, the internal auditor, the external audit engagement partner or other individual to attend meetings of the Committee.

A representative of internal audit and the external auditor will be invited to attend each meeting.

All directors of the Board, regardless of whether they are members of the Committee, are invited to attend the meetings and will be able to access copies of the Committee papers.

16.7	Secretary

The Secretary of the Audit Committee will be the Company Secretary.

16.8	Frequency and Procedure for Calling of Meetings etc.

The Committee will meet at least 4 times a year or more regularly if necessary.

The Secretary or any Committee member may call a meeting of the Committee.

The papers for each meeting will, whenever possible, be distributed 1 week before the meeting. Late papers will be accepted with the Chairman’s consent.

The Secretary will keep minutes of each meeting. After the Committee Chairman has approved the minutes they are to be distributed to all Committee members.

The Chairman of the Committee will report to the Board following each meeting.

16.9	Committee Governance

Where there is a sufficient interval between Audit Committee and Board meetings, the Secretary will ensure that the minutes of the Committee meetings are included in the papers distributed with the agenda for the next Board Meeting.

16.10	Responsibilities

Financial Reporting

•	The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls, and procedures designed to assure compliance with accounting standards, applicable laws and regulations, and the management of business risk.

Amended and Restated Sequel Shareholders Agreement	101

Compliance Management

•	Approving the Company’s risk management policy and overseeing management’s design and implementation its risk management system.

•	Reviewing trends in the Company’s profile of the principal strategic, operational, legal and financial risks to which it is exposed.

•	Reviewing and monitoring the performance of management in implementing risk management responses and internal control rectification activities and seeking confirmation that there are appropriate systems in place for identifying and monitoring significant risks, which are operating as intended.

Internal Control

•	Overseeing management’s design and implementation of the Company’s internal control system.

•	Overseeing the Company’s process for assessing the effectiveness and efficiency of internal controls and continuously improving internal controls, particularly those related to areas of significant risk.

•	Seeking confirmation that any internal control issues identified by management and any recommendations made by the internal and/or external auditors, and approved by the Audit Committee, have been addressed by management on a timely basis and within agreed timeframes.

•	Overseeing management’s processes to identify and appropriately control unusual types of transactions and/or any particular transactions that may carry more than an acceptable degree of risk.

•	Overseeing management’s process for the identification of significant fraud risks and the adequacy of prevention, detection and reporting mechanisms in place.

Compliance

•	Reviewing the Company’s approach to achieving compliance with applicable laws, regulations and associated industry codes in local and overseas.

•	Reviewing the Company’s approach to achieving compliance with the Company’s Business Principle, the Code of Conduct or others in similar nature.

Amended and Restated Sequel Shareholders Agreement	102

•	Reviewing the results of management’s investigation and follow-up (including disciplinary action) for significant identified acts of non-compliance.

•	Obtaining regular updates from management, the General Counsel and the Company Secretary regarding significant legal or compliance matters.

External Audit

•	Recommending the appointment, reappointment or replacing, compensating and overseeing the external auditors.

•	Reviewing the external auditors’ proposed audit scope and audit approach, including materiality levels, for the current year in the light of the Company’s circumstances and changes in regulatory and other requirements.

•	Regularly reviewing, with the external auditors, any audit problems or difficulties the auditor encountered in the normal course of audit work including any restrictions on audit scope, access to information or disagreements with management and management’s response.

•	Ensuring significant findings and recommendations made by the external auditors are received and discussed by the Audit Committee on a timely basis and seeking confirmation management has responded promptly to those recommendations.

•	At least annually, meeting separately, with the external auditors to discuss any matters that the Committee or auditors believe should be discussed privately.

•	Reviewing any representation letters to the external auditors signed by management.

Internal Audit

•	Reviewing and approving the scope of the internal audit work plan for the coming year, its coverage of key risks, and the level of co-ordination with the external auditors.

•	Monitoring internal audits’ progress against the annual work plan including any significant changes to it, any difficulties or restrictions on scope of activities and any significant disagreements with management.

•	At least once a year meeting separately with the head of internal audit to discuss any matters that the head of internal audit or the Committee believe should be discussed privately and ensuring the head of internal audit has full access to meet with or otherwise liaise with the Chairman of the Audit Committee.

•	Ensuring significant findings and recommendations made by internal audit are reported to the Audit Committee, and the course of action agreed with management is implemented on a timely basis and within the agreed timeframes.

Amended and Restated Sequel Shareholders Agreement	103

Other

•	Periodically assessing the overall effectiveness of the Company’s assurance activities.

•	Performing any other duties and undertaking or overseeing any specific projects as the Board may from time to time request.

Confirmation of Undertaking of Responsibilities

Through annual review, the Chairman of the Committee will ensure all responsibilities setout within this Charter are undertaken within the applicable timeframes. Notification of this review process will be provided to the Board annually.

REVIEW

The Chairman of the Committee will conduct a periodic review of this Charter to ensure that it continues to meet the requirements of the Company. Any proposed amendments to the Charter that stem from such a review must be submitted to the Board for approval.

17	Remuneration Committee

In assisting the Board, the Remuneration Committee is authorised and delegated the following matters:

(a)	Reviewing and advising the Board on the performance of the CEO, CFO and senior management of the Company;

(b)	Reviewing and recommending to the Board the remuneration packages (including fees, travel and other benefits), human resources policies and practices for the Company’s CEO and CFO;

(c)	Reviewing remuneration packages (including fees, travel and other benefits), human resources policies and practices recommended by the CEO for senior management of the Company;

(d)	Recommending to the Board and implementing employee share and option plans (or any alternate incentive plans including cash and equity based incentive plans) as instructed by the Board;

(e)	Reviewing and recommending to the Board the Company’s remuneration strategies, practices and disclosures generally;

(f)	Having unrestricted access to any information it considers relevant to its responsibilities from any employee including management of the Company to the extent permitted by law and all employees must comply with such requests;

Amended and Restated Sequel Shareholders Agreement	104

(g)	Seeking such independent legal, financial, remuneration or other advice as the Remuneration Committee considers necessary for matters delegated by the Board; and

(h)	Considering and reporting any other matters referred to the Committee by the Board.

Amended and Restated Sequel Shareholders Agreement	105

Amended and Restated Sequel Shareholders Agreement

Schedule 7 - Matters requiring a Special Majority Shareholders Resolution

The matters requiring a Special Majority Shareholders Resolution are:

(a)	(name change) changing the name of the Company or any Group Company;

(b)	(changes to constituent documents) changes to the articles, memorandum or other constituent documents of the Company or any Group Company;

(c)	(composition of Board) any change to the composition of the Board other than in accordance with this agreement;

(d)	(business change) a fundamental change in the nature, scale, scope or geographical location of the Business;

(e)	(affairs of the Company) appointment, pursuant to sections 63 to 67 of the Cayman Companies Law, an inspector to examine the affairs of the Company;

(f)	(capital reduction) authorising a reduction of the capital of the Company;

(g)	(rights attaching to shares or securities) any alteration to rights conferred by shares or securities;

(h)	(continuation) registration of the Company by way of continuation;

(i)	(winding-up):

(i)	any proposal to cease to carry on the business or a substantial part of the business of the Company or to wind-up (including requiring the court to wind up or voluntarily winding up the Company under Cayman Companies Law) or dissolve the Company or to appoint a liquidator or administrator to the Company or to take advantage of any law providing for the relief of debtors in adverse financial circumstances;

(ii)	delegating to creditors the power to appoint a liquidator to the Company, filling any vacancy among liquidators to the Company, entry into arrangements in respect of a liquidator’s powers in a voluntary winding up of the Company; and

(iii)	sanctioning, arrangements between the Company being voluntarily wound up and its creditors, any general scheme of liquidation proposed by a liquidator, any compromise proposed by a liquidator, and certain other matters proposed by a liquidator under sections 142 and 165 of Cayman Companies Law; and

Amended and Restated Sequel Shareholders Agreement	106

(j)	(substantial disposal) a disposition of all or substantially all of the assets of the Group.

Amended and Restated Sequel Shareholders Agreement	107

Amended and Restated Sequel Shareholders Agreement

Schedule 21.2(a)(ii) - Terms of proxy voting rights

The proxy arrangement would be structured substantially as follows:

(a)	A portion (as necessary to give Telstra an effective voting right of 51%) of the shares in the Company held by the other Shareholders (the “Minority Shareholders” and the “Trust Shares”) would be placed in a trust via a trust deed (the “Trust Deed”).

(b)	The trustee (“Trustee”) will hold:

(i)	the economic interest in the Trust Shares on trust for each of the Minority Shareholders; and

(ii)	the voting interest of the Trust Shares on trust for Telstra.

The key terms of the Trust Deed will be as follows:

Parties	Each Minority Shareholder as a settlor and the Trustee. The Trust Deed will be executed as a deed poll with Telstra as a beneficiary.

Trust Property	The Trust Shares.

Voting Interest on Trust Shares	The Trustee will hold the voting interest (the “Voting Interest”) in the Trust Shares on trust for Telstra. The Trustee will be required to, at Telstra’s option, either (a) exercise the voting rights in respect of the Trust Shares in accordance with directions issued by Telstra or (b) appoint Telstra as its proxy to vote the Trust Shares.

Economic Interest in the Trust Shares	Except for the Voting Interest and as otherwise set out in this Term Sheet, the Trustee will hold all other rights attaching to the Trust Shares (the “Economic Interest”) in the Trust Shares on trust for each of the Minority Shareholders.

Provision of information	The Trustee will be obliged to promptly give copies of all notices, circulars etc issued to it as trustee of the Trust Shares to Telstra and each of the Minority Shareholders.

Anti-dilution protection	Standard anti-dilution provisions will apply so that any bonus shares in respect of the Trust Shares or any shares issued as a result of any share splits in respect of the Trust Shares will become Trust Shares.

Amended and Restated Sequel Shareholders Agreement	108

Rights issues and placements	If a Minority Shareholder or its associates acquires any additional shares in the Company through a rights issue or a placement, such minority shareholder must transfer to the Trustee such number of shares (and such shares shall become Trust Shares) so that the ratio of shares in the Company owned by the Minority Shareholder and its associates that are Trust Shares to the total number of Shares remains the same as the ratio that existed immediately prior to the acquisition of such shares so as to maintain Telstra’s percentage voting interest at 51%.

Exercise of Economic Interest in the Trust Shares	Each Minority Shareholder will have the right to require the Trustee to exercise all rights other than the voting rights in the Trust Shares (such as a right to subscribe for additional shares) provided that prior to the exercise of any such right the Minority Shareholder provides the Trustee with the required funds.

Confidentiality	The Trustee will be under a confidentiality obligation which will amongst other things (a) prohibit it disclosing to the Minority Shareholders any voting instructions issued by Telstra to the Trustee and (b) prohibit it disclosing to Telstra any instructions issued by a Minority Shareholder.

Transfer of Voting Interest and Economic Interest

The Trust Deed will contain a prohibition on any transfers of any Voting Interest or Economic Interest except transfers between a Minority Shareholder and Telstra.

The Trust Deed will prohibit the Trustee acknowledging or noting any security interest in the Economic Interest.

Release on shares	If Telstra’s percentage voting interest increases above 51%, such number of shares as represents the excess shall be proportionally released from the trust such that after the release the total number of voting rights held by Telstra is equal to 51% of the total voting rights.

Term	5 years.

Termination	On termination, all interests in the Trust Shares are to be transferred to the beneficiary holding the Economic Interest in respect of such Trust Shares.

Trustee protection	The Trust Deed will contain the usual trustee protection provisions.

Amended and Restated Sequel Shareholders Agreement	109

Amended and Restated Sequel Shareholders Agreement

Signing page

DATED: June 30, 2011

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Qin Zhi	)
)
Title: Director	)
)
On behalf of	)
)
Sequel Limited in the presence of:	)	/s/ Qin Zhi
	)	Signature of Qin Zhi
)
/s/ XU DIAN	)
Signature of witness	)

XU DIAN
Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Bhagyshri Binda Gokhale	)
)
Title: Director	)
)
On behalf of	)	/s/ Bhagyshri Binda Gokhale
	)	Signature of Bhagyshri Binda
Telstra Holdings Pty Ltd in the	)	Gokhale
presence of:	)
)
)
)
/s/ JANE SHELDRICK
Signature of witness

JANE SHELDRICK

Name of witness (block letters)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Li Xiang	)
)
Title: Director	)
)
On behalf of	)
)
Poptop Limited in the presence of:	)	/s/ Li Xiang
	)	Signature of Li Xiang
)
/s/ XU DIAN	)
Signature of witness	)

XU DIAN
Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Li Xiang	)
)
Title: Director	)
)
On behalf of	)
)
Auto Lee Ltd. in the presence of:	)	/s/ Li Xiang
	)	Signature of Li Xiang
)
/s/ XU DIAN	)
Signature of witness	)

XU DIAN
Name of witness (block letters)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Fan Zheng	)
)
Title: Director	)
)
On behalf of	)
)
Future Power Holdings limited in	)	/s/ Fan Zheng
the presence of:	)	Signature of Fan Zheng
)
)
/s/ XU DIAN
Signature of witness

XU DIAN
Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Qin Zhi	)
)
Title: Director	)
)
On behalf of	)
)
Right Brain Limited in the presence	)	/s/ Qin Zhi
of:	)	Signature of Qin Zhi
)
)
/s/ XU DIAN	)
Signature of witness

XU DIAN
Name of witness (block letters)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Charles Bi-Chuen Xue	)
)
Title: Director	)
)
On behalf of	)
)
Richstar Investments Group	)	/s/ Charles Bi-Chuen Xue
Limited in the presence of:	)	Signature of Charles Bi-Chuen Xue
)
)
/s/ XU DIAN	)
Signature of witness

XU DIAN
Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Liu Qinghua	)
)
Title: Director	)
)
On behalf of	)
)
Symmetrysky Ltd. in the presence of:	)	/s/ Liu Qinghua
	)	Signature of Liu Qinghua
)
)
/s/ XU DIAN	)
Signature of witness

XU DIAN
Name of witness (block letters)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Chen Minghui	)
)
Title: Director	)
)
On behalf of	)
)
Hawthorn Tree Ltd. in the presence	)	/s/ Chen Minghui
of:	)	Signature of Chen Minghui
)
/s/ XU DIAN	)
Signature of witness	)

XU DIAN
Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Gabriel Li	)
)
Title: Authorized Representative	)
)
On behalf of	)
	)	/s/ Gabriel Li
OAIII Holdings, L.P.	)	Signature of Gabriel Li
)
as the General Partner on behalf of	)
)
Orchid Asia III, LP in the presence	)
of:
/s/ KEN SIU
Signature of witness

KEN SIU

Name of witness (block letters)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Gabriel Li	)
)
Title: Authorized Representative	)
)
On behalf of	)
)
Orchid Asia Co-Investment	)	/s/ Gabriel Li
Limited in the presence of:	)	Signature of Gabriel Li
)
)
/s/ KEN SIU	)
Signature of witness

KEN SIU
Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by	)
)
as attorney for	)
)
Name: Qian Xue Feng	)
)
Title: Director	)
)
On behalf of	)	/s/ Qian Xue Feng
	)	Signature of Qian Xue Feng
New Access Capital International	)
Limited in the presence of:	)
)
/s/ HE YING
Signature of witness

HE YING

Name of witness (block letters)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Lan Jiang	)
)
Title: Director	)
)
On behalf of	)
)
Lansong & Li Limited in the	)	/s/ Lan Jiang
presence of:	)	Signature of Lan Jiang
)
)
/s/ XU DIAN	)
Signature of witness

XU DIAN
Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Lan Jiang	)
)
Title: Director	)
)
On behalf of	)	/s/ Lan Jiang
	)	Signature of Lan Jiang
WEST CREST LIMITED in the	)
presence of:	)
)
/s/ XU DIAN	)
Signature of witness	)

XU DIAN

Name of witness (block letters)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Song Gang	)
)
Title: Director	)
)
On behalf of	)
)
Stong Bond Ltd. in the presence of:	)	/s/ Song Gang
	)	Signature of Song Gang
)
/s/ XU DIAN	)
Signature of witness	)

XU DIAN
Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by	)
)
Name: Li Dongsheng	)
)
Title: Director	)
)
On behalf of	)
)
Eight Dragon Success Ltd. in the	)	/s/ Li Dongsheng
presence of:	)	Signature of Li Dongsheng
)
)
/s/ XU DIAN	)
Signature of witness

XU DIAN

Name of witness (block letters)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND	)
DELIVERED by (LI XIANG))
in the presence of:	)
)
	)	/s/ Li Xiang
	)	Signature of (LI XIANG)
/s/ XU DIAN	)
Signature of witness	)

XU DIAN
Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by (FAN	)
ZHENG) in the presence of:	)
)
	)	/s/ Fan Zheng
	)	Signature of (FAN ZHENG)
/s/ XU DIAN	)
Signature of witness	)

XU DIAN

Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by (QIN ZHI) in	)
the presence of:	)
)
	)	/s/ Qin Zhi
	)	Signature of (QIN ZHI)
/s/ XU DIAN	)
Signature of witness	)

XU DIAN
Name of witness (block letters)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND DELIVERED by CHARLES BI- CHUEN XUE in the presence of: /s/ XU DIAN Signature of witness XU DIAN Name of witness (block letters)	) ) ) ) ) ) ) ) )	/s/ Charles Bi-Chuen Xue Signature of Charles Bi-Chuen Xue

SIGNED, SEALED AND DELIVERED by (LIU QINGHUA) in the presence of: /s/ XU DIAN Signature of witness XU DIAN Name of witness (block letters)	) ) ) ) ) ) ) ) )	/s/ Liu Qinghua Signature of (LIU QINGHUA)

SIGNED, SEALED AND DELIVERED by (CHEN MINGHUI) in the presence of: /s/ XU DIAN Signature of witness XU DIAN Name of witness (block letters)	) ) ) ) ) ) ) ) )	/s/ Chen Minghui Signature of (CHEN MINGHUI)

Amended and Restated Sequel Shareholders Agreement

SIGNED, SEALED AND DELIVERED by (LAN JIANG) in the presence of: /s/ XU DIAN Signature of witness XU DIAN Name of witness (block letters)	) ) ) ) ) ) ) ) )	/s/ Lan Jiang Signature of (LAN JIANG)

SIGNED, SEALED AND DELIVERED by (LI DONG SHENG) in the presence of: /s/ XU DIAN Signature of witness XU DIAN Name of witness (block letters)	) ) ) ) ) ) ) ) )	/s/ Li DongSheng Signature of (LI DONG SHENG)

SIGNED, SEALED AND DELIVERED by (SONG GANG) in the presence of: /s/ XU DIAN Signature of witness XU DIAN Name of witness (block letters)	) ) ) ) ) ) ) ) )	/s/ Song Gang Signature of (SONG GANG)

Amended and Restated Sequel Shareholders Agreement